                                  CONFIDENTIAL






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                          AGREEMENT AND PLAN OF MERGER

                                   AS AMENDED

                           DATED AS OF OCTOBER 4, 1999

                                  BY AND AMONG

                                INTEL CORPORATION

                                  IPIVOT, INC.

                                       AND

                           WCT ACQUISITION CORPORATION

                                       AND

               BRETT HELM AND WILLIAM STENSRUD, AS SECURITYHOLDER
                                 REPRESENTATIVE



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


                                  CONFIDENTIAL

                               TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
ARTICLE 1 THE MERGER................................................................1

     Section 1.1. The Merger........................................................1

     Section 1.2. Effective Time ...................................................1

     Section 1.3. Closing of the Merger ............................................2

     Section 1.4. Effects of the Merger ............................................2

     Section 1.5. Certificate of Incorporation and Bylaws ..........................2

     Section 1.6. Directors .............................. .........................2

     Section 1.7. Officers .........................................................2

     Section 1.8. Conversion of Shares .............................................2

     Section 1.9. Dissenters' Rights ...............................................4

     Section 1.10. Payment for Shares; Escrow Amount ...............................5

     Section 1.11  Company's Stock Options .........................................6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................7

     Section 2.1. Organization and Qualification; Subsidiaries; Investments ........7

     Section 2.2. Capitalization of the Company ....................................8

     Section 2.3. Authority Relative to this Agreement; Recommendation .............9

     Section 2.4. Financial Statements ............................................10

     Section 2.5. Consents and Approvals; No Violations ...........................10

     Section 2.6. No Default ......................................................11

     Section 2.7. No Undisclosed Liabilities; Absence of Changes ..................11

     Section 2.8. Litigation ......................................................12

     Section 2.9. Compliance with Applicable Law ..................................12

     Section 2.10. Employee Benefits ..............................................12


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     Section 2.11. Labor and Employment Matters ...................................16

     Section 2.12. Environmental Laws and Regulations .............................17

     Section 2.13. Taxes ..........................................................17

     Section 2.14. Intellectual Property ..........................................19

     Section 2.15. Title to Personal Property; Leases; Absence of Liens ...........24

     Section 2.16. Insurance ......................................................24

     Section 2.17. Certain Business Practices .....................................25

     Section 2.18. Product Warranties .............................................25

     Section 2.19. Material Contracts .............................................25

     Section 2.20. Suppliers and Customers ........................................25

     Section 2.21. Vote Required ..................................................26

     Section 2.22. Brokers ........................................................26

     Section 2.23. Representations Complete .......................................26

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION ................26

     Section 3.1. Organization ....................................................26

     Section 3.2. Authority Relative to this Agreement ............................26

     Section 3.3 Consents and Approvals; No Violations ............................27

     Section 3.4. Brokers .........................................................27

     Section 3.5. Litigation ......................................................27

     Section 3.6. Interim Operation of Acquisition ................................27

ARTICLE 4 COVENANTS ...............................................................28

     Section 4.1. Operation of Business Prior to Effective Time ...................28

     Section 4.2. No Solicitation or Negotiation; Non-Solicitation of Employees ...31

     Section 4.3. Access to Information  ..... ....................................32


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     Section 4.4. Certain Filings; Reasonable Efforts; Meeting of Stockholders.....33

     Section 4.5. Public Announcements ............................................34

     Section 4.6. Notification of Certain Matters .................................35

     Section 4.7. Additions to and Modification of Company Disclosure Schedule.....35

     Section 4.8. Access to Company Employees .....................................35

     Section 4.9. Deferred Contribution Pension Plans..............................36

     Section 4.10. Service Credit; Employment .....................................36

     Section 4.11. Indemnification and Directors' and Officers Insurance ..........37

     Section 4.12. Fees and Expenses...............................................38

ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE MERGER ................................39

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger .....39

     Section 5.2. Conditions to the Obligations of the Company ....................39

     Section 5.3. Conditions to the Obligations of Parent and Acquisition .........40

ARTICLE 6 TERMINATION; AMENDMENT; WAIVER ..........................................42

     Section 6.1. Termination .....................................................42

     Section 6.2. Effect of Termination ...........................................43

     Section 6.3. Amendment .......................................................43

     Section 6.4. Extension; Waiver ...............................................43

ARTICLE 7 SURVIVAL; INDEMNIFICATION ...............................................43

     Section 7.1. General Survival ................................................43

     Section 7.2. Indemnification .................................................44

     Section 7.3. Manner of Indemnification .......................................45

     Section 7.4. Securityholder Representative ...................................45

     Section 7.5. Third-Party Claims ..............................................46

     Section 7.6. Exclusive Remedy ................................................47


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ARTICLE 8 MISCELLANEOUS............................................................47

     Section 8.1. Entire Agreement; Assignment ....................................47

     Section 8.2. Validity ........................................................47

     Section 8.3. Notices .........................................................47

     Section 8.4. Dispute Resolution ..............................................49

     Section 8.5. Governing Law and Venue; Waiver of Jury Trial ...................49

     Section 8.6. Descriptive Headings ............................................50

     Section 8.7. Parties in Interest .............................................50

     Section 8.8. Certain Definitions .............................................50

     Section 8.9. Personal Liability ..............................................52

     Section 8.10. Counterparts....................................................52



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                               TABLE OF EXHIBITS

Exhibit A.......Form of Certificate of Merger
Exhibit B.......Form of Escrow Agreement
Exhibit C.......Matters to be Covered by Opinion of Legal Counsel to Parent
Exhibit D.......Matters to be Covered by Opinion of Legal Counsel to the Company

                                   TABLE OF CONTENTS
                                           TO
                              COMPANY DISCLOSURE SCHEDULE

Section 2.2(a) Capitalization .............................................8
Section 2.2(b) Options ....................................................8
Section 2.2(c) Repurchase Rights ..........................................9
Section 2.3(a) Other Agreements ...........................................9
Section 2.4 Financial Statement Exceptions ...............................10
Section 2.5 Consents and Approvals .......................................10
Section 2.6 Defaults .....................................................11
Section 2.7 Undisclosed Liabilities ......................................11
Section 2.8 Litigation ...................................................12
Section 2.10(b) Benefit Plan Obligation ..................................13
Section 2.10(d) Pension Plan .............................................13
Section 2.10(f) Suits ....................................................14
Section 2.10(h) Reportable Event .........................................14
Section 2.10(j) Excess Parachute Payment .................................14
Section 2.10(l) Compensation Plan Requirement Disclosures.................15
Section 2.10(o) Amendments ...............................................15
Section 2.10(s) Retroactive Premiums .....................................16
Section 2.11 Labor and Employment Matters ................................16
Section 2.13(b) Delinquent or Inaccurate Tax Returns .....................18
Section 2.13(d) Tax Claims ...............................................18
Section 2.13(e) Excess Parachute Payments ................................18
Section 2.13(f) Tax Sharing Arrangements .................................18
Section 2.13(g) Utilization of Net Operating Losses ......................19
Section 2.13(h) Adjustments ..............................................19
Section 2.14(a) Intellectual Property ....................................19
Section 2.14(b)(i) Trademarks - Compliance With Legal Requirements .......19
Section 2.14(e) License Agreements .......................................20
Section 2.14(j) No Infringement by Third Parties .........................22
Section 2.14(k) Assignment .............................................. 22
Section 2.14(l) Software .................................................22
Section 2.14(m) Performance of Existing Software Products ............... 22


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                                             TABLE OF DEFINED TERMS

                                                             Cross Reference
Term                                                          in Agreement           Page
----                                                          ------------           ----
1997 Stock Option Plan Section 1.11, 6
Section 2.7 Undisclosed Liabilities, 11
accumulated funding deficiency Section 2.10(h), 14
Acquisition Preamble, 1
Addition Section 4.7, 35
Additions Section 4.7, 35
affiliate Section 8.8(a), 50
Agreement Preamble, 1
Applicable Law Section 8.8(b), 50
Assumed Options Section 1.11, 7
at will Section 4.10(c), 37
business day Section 8.8(c), 51
California GCL Section 1.9, 4
Capital stock Section 8.8(d), 51
Certificate of Merger Section 1.2, 1
Section 2.14(k) Assignment, 22
Closing Date Section 1.3, 2
Closing Section 1.3, 2
CNDA Section 4.3(c), 33
Commitment Letter Section 8.8(e), 51
Common Amount Section 1.8(a)(i), 3
common control Section 2.10(d), 13
Commonly Controlled Entity Section 2.10(a), 12
Communication Product Group Section 4.2(b), 32
Company 401(k) Plan Section 4.9(a), 36
Company Balance Sheet Section 2.4, 10
Company Board Section 2.3(a), 9
Company Common Stock Section 1.8(a), 2
Company Disclosure Schedule Article 2, 7
Company Permits Section 2.9, 12
Company Preamble, 1
Company Preferred A Stock Section 1.8(a), 2
Company Preferred B Stock Section 1.8(a), 2
Company Stock Option Section 1.11, 6
Company Warrants Section 1.8(a), 2
Compensation and Benefit Plans Section 2.10(a), 12
consenting corporation Section 2.13(i), 19
Contract Section 2.19(a), 25
Copyrights Section 2.14(a), 19
Designated Employees Section 5.3(f), 40
DGCL Section 1.1, 1
Dissenting Shares Section 1.9, 4


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                                  CONFIDENTIAL


Section 2.3(a) Other Agreements, 9
Section 2.4 Financial Statement Exceptions, 10
Section 2.5 Consents and Approvals, 10
Section 2.6 Defaults, 11
Section 2.8 Litigation, 12
Section 4.1 (a) Option Grants, 28
Section 5.3(d) Required Consents, 40
Section 5.3(f) Employees, 40
Section 8.8(f) Knowledge, 51
Securities Section 1.8(a), 2
Security Section 1.8(a), 2
Securityholder Indemnitees Section 7.2(b), 44
Securityholder Representative Section 7.4, 45
SERMA Section 4.10(a)(vii), 36
Service Credit Section 4.10(a), 36
Share Section 1.8(a)(i), 3
Share Subject to Repurchase Section 8.8(l), 52
Software Section 2.14(l), 22
Stock Option Plans Section 1.11, 6
subsidiary or subsidiaries Section 8.8(m), 52
Supply Contracts Section 2.14(p), 23
Surviving Corporation Section 1.1, 1
Tax or Taxes Section 2.13(a)(i), 17
Tax Return Section 2.13(a)(ii), 18
Third Party Expenses Section 4.12, 38
Trade Secrets Section 2.14(a), 19
Trademarks Section 2.14(a), 19
Unvested Non-Employee Options Section 1.8(a), 3
Vested Non-Employee Options Section 1.8(a), 2
Year 2000 Compliant Section 2.14(o)(i), 23


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                                  CONFIDENTIAL


                          AGREEMENT AND PLAN OF MERGER

              THIS AGREEMENT AND PLAN OF MERGER, as amended, (this "Agreement") dated as of October 4, 1999, is by and among IPIVOT, INC., a Delaware corporation (the "Company"), INTEL CORPORATION, a Delaware corporation ("Parent), WCT ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition") and, for purposes of Article 7 hereof, a committee consisting of Brett Helm and William Stensrud, as representatives of the Escrow Securityholders (as defined herein). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

              WHEREAS, the parties have each determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders; and

              WHEREAS, concurrently herewith, as an essential inducement for Parent and Acquisition entering into this Agreement, certain stockholders of the Company have executed irrevocable proxy and voting agreements pursuant to which such stockholders have agreed to vote in favor of the Merger and the transactions contemplated by this Agreement; and

              WHEREAS, as an essential inducement for Parent and Acquisition entering into this Agreement, certain employees of the Company have agreed to enter into employment and non-competition agreements with Parent and the Company;

              NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

              Section 1.1 THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

              Section 1.2. EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3): (a) a Certificate of Merger substantially in the form of EXHIBIT A (the "Certificate of Merger") shall be duly executed by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger.

                                  CONFIDENTIAL

The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

              Section 1.3. CLOSING OF THE MERGER. The closing of the Merger (the "Closing") will take place at a time and on a Date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 at the offices of Gibson, Dunn & Crutcher LLP, One
Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

              Section 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

              Section 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of the Surviving Corporation will be amended as set forth on Exhibit A to the Certificate of Merger. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

              Section 1.6. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

              Section 1.7. OFFICERS. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

              Section 1.8.    CONVERSION OF SHARES.

              (a) The purchase price (the "Merger Consideration") payable by Parent for each of the following securities (individually a "Security" and collectively the "Securities") of the Company issued and outstanding as of the Effective Time: (i) common stock ("Company Common Stock"), (ii) Series A Preferred Stock ("Company Preferred A Stock"), (iii) Series B Preferred Stock ("Company Preferred B Stock"), (iv) all options to purchase Company Common Stock held by non-employee service providers that have vested on or before the Closing Date ("Vested Non-Employee Options") and (v) all warrants to purchase shares of Company Common Stock ("Company Warrants"), shall be as follows:


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                                  CONFIDENTIAL


                      (i) $22.43 for each share (a "Share") of Company Common Stock (the "Common Amount"), giving effect to the conversion of the Company Preferred A Stock AND THE COMPANY PREFERRED B Stock, where each such share of Company Preferred A Stock and Company Preferred B Stock would be entitled to receive the Common Amount for each Share into which the Preferred Stock is convertible;

                      (ii) an amount for each share of Company Common Stock subject to a Vested Non-Employee Option calculated as the Common Amount less the exercise price therefor; and

                      (iii) an amount for each share of Company Common Stock subject to a Company Warrant calculated as the Common Amount less the exercise price therefor.

All options to purchase Company Common Stock held by non-employee service providers that have not vested on or before the Closing Date ("Unvested Non-Employee Options") shall be entitled to receive, for each share of Company Common Stock subject to such Unvested Non-Employee Options, an amount in cash equal to the Common Amount less the exercise price therefor, but only if and when the performance and vesting criteria with respect thereto are satisfied; after such criteria have been satisfied, Parent shall pay such amount promptly following written notice from the holder. Notwithstanding the foregoing, in no event shall the sum of the aggregate Merger Consideration payable pursuant to Clauses (i) through (iii) of Section 1.8(a) above, plus the aggregate amount of the difference between the Common Amount and the exercise price of all Assumed Options and Unvested Non-Employee Options, exceed the Maximum Merger Consideration. In the event that the aggregate Merger Consideration so payable, plus such additional aggregate amount, would exceed the Maximum Merger Consideration, the Common Amount shall be adjusted downward to a number such that the sum of all payments under Clauses (i) through (iii), plus such additional aggregate amount, does not exceed the Maximum Merger Consideration.

              (b)     At the Effective Time:

                      (i)     Except for Dissenting Shares and the
securities referred to in clause 1.8(b)(ii), each Share will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent cash in the amount as determined pursuant to this Section 1.8.

                      (ii)    Each Share held in the treasury of the
Company and each security of the Company held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor.

                      (iii) At the Effective Time, each outstanding share of common stock of Acquisition shall be converted into one (1) fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective time.


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                                  CONFIDENTIAL


                      (iv)    The initial purchase price per Share,
excluding Shares Subject to Repurchase and Dissenting Shares (and any Shares with respect to which dissenters' rights have not terminated) (the "Initial Purchase Price") shall be: (1) the amount set forth as the purchase price for such Security in Section 1.8(a)(i) through (iii) (subject to reduction to the extent any amounts in Clauses (i) through (iii) of Section 1.8(a) are reduced pursuant to such Section), less (2)(i) Thirty Million Dollars ($30,000,000) divided by (ii) the number of Shares outstanding as of the Effective Time less the number of Shares Subject to Repurchase and Dissenting Shares (and other Shares with respect to which dissenters' rights have not terminated) as of the Effective Time, plus the number of Shares underlying Vested Non-Employee Options and the number of Shares underlying Company Warrants. With respect to each Share Subject to Repurchase, the Merger Consideration otherwise payable shall be retained and held by parent until payment by parent shall be due upon lapse of the Company's right of repurchase for such Shares Subject to Repurchase in accordance with the 1997 Stock Option Plan and, the agreements entered into thereunder. Subject to compliance with applicable securities and other laws (including filing of the Registration Statement on Form S-8 by Parent referred to in Section 1. 11), holders of Shares Subject to Repurchase may elect to apply the Merger Consideration to which such holders are entitled to purchase shares of Parent Common Stock at a price equal to the last sale price for a share of Parent Common Stock on the trading day immediately preceding the Effective Time, as reported on the NASDAQ National Market; PROVIDED, HOWEVER, that the shares so purchased shall remain subject to the restrictions on the Shares held by such Holders prior to the Effective Time.

              (c) If between the date of this Agreement and the Effective Time, the number of outstanding shares of Company Common Stock, Company Preferred A Stock or Company Preferred B Stock is changed into a different number of shares or a different class, by reason of any, stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares, or the like, the per share amounts set out in Sections 1.8(a) and (b) will be correspondingly adjusted to reflect such change.

              Section 1.9. DISSENTERS' RIGHTS. Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal have been properly made in accordance with Chapter 13 of the California General Corporation Law ("California GCL") or Section 262 of the DGCL, as applicable ("Dissenting Shares" ), will not be converted into the right to receive the Merger Consideration otherwise payable with respect to such Shares at or after the Effective Time but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the States of Delaware or California. If a holder of Dissenting Shares ("Dissenting Stockholder") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the Merger Consideration into which such Dissenting Shares would have been converted pursuant to Section 1.8 hereof. The Company will give Parent and Acquisition prompt notice of any demand received by the Company from a holder of Dissenting Shares for appraisal of Shares, and Parent shall have the right, at its sole

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                                  CONFIDENTIAL


expense, to participate in all negotiations and proceedings with respect to such demand The Company agrees that, except with the prior written consent of Parent and Acquisition, or as required under the California GCL or the DGCL, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of Chapter 13 of the California GCL or Section 262 of the DGCL, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor but only after the value therefor has been agreed upon or finally determined pursuant to such provisions. Any Merger Consideration that would have been issuable with respect to Dissenting Shares will be retained by Parent.

              Section 1.10.   PAYMENT FOR SHARES; ESCROW AMOUNT.

              (a) On the Closing Date, Parent shall deposit with Citibank, N.A., as paying agent (the "Paying Agent"), for the benefit of the holders of Securities, cash in U.S. Dollars in an amount that is equal to the aggregate Initial Purchase Price payable pursuant to Section 1.8(b)(iv) as of the Effective Time, excluding (1) the aggregate amount that would be payable with respect to Dissenting Shares and other Shares with respect to which dissenters' rights have not terminated and (2) the aggregate amount payable for Shares Subject to Repurchase. From time to time after the Closing Date, Parent shall promptly deposit with the Paying Agent the amounts that equal the Initial Purchase Price multiplied by Shares as to which remaining outstanding dissenter's rights have permanently terminated for the benefit of the holders of such Shares.

                      (i) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of capital stock of the Company that were outstanding immediately prior to the Effective Time.

                      (ii)    Promptly after the Effective Time, the
Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Securities of the Company a form of letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates shall pass only upon delivery of the certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and instructions for use in effecting the surrender of the certificates or agreements that, immediately prior to the Effective Time, represented any of such Securities in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates or agreements (or affidavit of loss or destruction in lieu thereof, including any suitable bond or indemnity that may be required by Parent or the Paying Agent in their sole discretion), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly make payment to the persons entitled thereto by check or wire transfer, as the case may be, in the amount equal to the price to which such person is entitled pursuant to Section 1.8 less any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate or agreements. If payment is to be made to a person other than the registered holder of the certificate or agreement surrendered, it shall be a condition of such payment that the certificate or agreement so surrendered shall be properly endorsed or

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                                  CONFIDENTIAL


otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or agreement surrendered or establish to the reasonable satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable.

                      (iii) One hundred and eighty (180) days following the Effective Time, Parent shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates or agreements formerly representing securities of the Company outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates or agreements.

                      (iv) Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates or agreements formerly representing securities of the Company for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for securities of the Company.


              (b) At the Closing, Parent shall deposit Thirty Million Dollars ($30,000,000) (the "Escrow Amount") payable by it to the holders of the Shares (other than Shares Subject to Repurchase, Dissenting Stockholders and other holders with respect to which dissenters' rights have not terminated) and the Vested Non-Employee Options and the Company Warrants (collectively, the "Escrow Securityholders"), with Citibank, N.A. or another third person mutually satisfactory to Parent and the Company, as escrow agent (the "Escrow Agent"), to provide for the payment of any obligations relating to or arising out of breaches of representations, warranties or covenants of the Company contained herein, pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit B. The parties acknowledge that any securities of the Company held by Parent shall be canceled pursuant to the terms of the Merger and that therefore the term Merger Consideration does not include payment for any securities of the Company held by Parent or held in treasury by the Company.

              Section 1.11. COMPANY'S STOCK OPTIONS. For the purpose of this Agreement, "Stock Option Plans" means the 1997 Stock Option/Stock Issuance Plan (the "1997 Stock Option Plan") and the Stock Option Plan of ServNOW! Net Technologies, Inc. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Stock Option Plans, whether vested or unvested, other than Vested Non-Employee Options and invested Non-Employee Options, will be assumed by Parent. Section 2.2(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Company Stock Options, the exercise or vesting schedule, the exercise price per share, the term of each such Company Stock Option, whether such option is a nonqualified stock option or incentive stock option and any

                                  CONFIDENTIAL


restrictions on exercise or sale of the option or underlying shares. At the Effective Time, the Company shall deliver to Parent an updated Section 2.2(b) of the Company Disclosure Schedule. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in such option and, if applicable, in the Stock Option Plans, immediately prior to the Effective Time, including provisions with respect to vesting, except that (i) such option will be exercisable for that number of whole shares of Parent common stock, par value $.001 per share ("Parent Common Stock"), equal to the product (rounded down to the nearest whole share) of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio (as hereinafter defined), and (11) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Company Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Time. The "Exchange Ratio" is the Common Amount divided by the last sale price for a share of Parent Common Stock on the trading day immediately preceding the Effective Time, as reported on the Nasdaq National Market. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the options assumed by Parent. Parent will file no later than thirty
(30) days following the Closing Date, a registration statement on Form S-8 (or any successor to Form S-8) so as to register the Parent Common Stock subject to the options assumed by Parent pursuant to this Section 1.11 and shall use its reasonable efforts to effect such registration and to maintain the effectiveness of such registration statement (and the current status of the prospectus contained therein) for so long as such options remain outstanding. At or before the Effective Time, the Company shall cause to be effected, in a manner reasonably satisfactory to Parent, amendments to the Stock Option Plans to give effect to the foregoing provisions of this Section 1.11. Options to purchase Parent Company Stock assumed under this Section 1.11 are referred to as the "Assumed Options."

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 4.7 (which exceptions shall specifically identify a Section or Subsection, as applicable, to which such exception relates) that:

              Section 2. 1.   ORGANIZATION AND QUALIFICATION: SUBSIDIARIES:
                              INVESTMENTS.

              (a) The Company does not have any subsidiaries and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation

                                  CONFIDENTIAL


and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Parent accurate and complete copies of its Certificate of Incorporation and bylaws as currently in full force and effect

              (b) The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

              (c) The Company does not own any equity investment or other ownership interest in any person.

              Section 2.2.    CAPITALIZATION OF THE COMPANY.

              (a) The authorized capital stock of the Company consists solely of (i) Twenty-Four Million Six Hundred Fifty Thousand (24,650,000) shares of authorized Company Common Stock, Six Million Six Hundred Seventy-Five Thousand One Hundred Thirty-Six (6,675,136) shares of which are issued and outstanding on the date hereof, and (ii) Seven Million One Hundred Thousand (7,100,000) shares of authorized preferred stock, of which (x) Four Million Two Hundred Twenty-Five Thousand (4,225,000) shares have been authorized and designated as the Series A Preferred Stock, all of which are issued and outstanding on the date hereof (and such shares are convertible into 8,450,000 shares of Company Common Stock), (y) Two Million Eight Hundred Seventy-Five Thousand (2,875,000) shares have been authorized and designated as the Series B Prefer-red Stock, Two Million Eight Hundred Thousand (2,800,000) shares of which are issued and outstanding on the date hereof (and such shares are convertible into 5,600,000 shares of Company Common Stock), and (z) no other shares have been authorized or designated as a series or are issued and outstanding as of the date hereof. On the date hereof, the Company Common Stock, the Company A Preferred Stock and the Company B Preferred Stock are held of record and beneficially by the persons with the addresses of record and in the amounts with the corresponding certificate numbers set forth in Section 2.2(a) of the Company Disclosure Schedule. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and except as set forth in Section 2.2(a) of the Company Disclosure Schedule, not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, any, agreement to which the Company is a party or by which it is bound or otherwise.

              (b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, there are not outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock or other securities of the Company, (ii) any securities convertible into or exchangeable for shares of such capital stock or securities, (iii) any other commitments or rights of any kind for the Company to issue additional shares of capital stock, options, warrants or other securities or (iv) any equity equivalent or other ownership interests in the Company or similar rights. Such Section 2.2(b) sets forth a correct and complete list of each of the foregoing as of the date hereof, including the record and beneficial holder thereof,

                                  CONFIDENTIAL


a description of the nature of such security, the amount of securities held, the exercise, conversion or exchange rights relating thereto, including a schedule of vesting, and the type and amount of securities into which such securities are exercisable, convertible or exchangeable. Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, no Company Stock Option shall accelerate solely as a consequence of the Merger or the other transactions contemplated by this Agreement.

              (c) Except as set forth in Section 2.2(c) of. the Company Disclosure Schedule, as of the date hereof, there are no outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or other securities referred to in Section 2.2(b) above. Except as set forth in Section 2.2(c) of the Company Disclosure Schedule there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

              Section 2.3.    AUTHORITY RELATIVE TO THIS AGREEMENT;
                              RECOMMENDATION.

              (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Escrow Agreement, the Employment Agreements and the Non-Competition Agreements (the "Other Agreements"), to perform its obligations under this Agreement and the Other Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Other Agreements, or to consummate the transactions contemplated hereby or thereby, except the approval of this Agreement by (i) the holders of a majority of the outstanding shares of Company Common Stock, (ii) the holders of a majority of the outstanding shares' of Company Common Stock, Company Preferred A Stock and the Company Preferred B Stock voting together as a single class and (iii) the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Company Preferred A Stock arid Company Preferred B Stock voting together as a single class. This Agreement and the Other Agreements have been duly and validly executed and delivered by the Company and constitute, assuming the due authorization, execution and delivery hereof and thereof by Parent and/or Acquisition, the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

              (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders and
(iii) has not withdrawn or modified such approval or resolution to recommend.

                                  CONFIDENTIAL


              Section 2.4. FINANCIAL STATEMENTS. The Company has delivered to Parent copies of financial statements (hereinafter collectively called the "Financial Statements"), which have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of the Company as at their respective dates and the results of its operations for the periods covered thereby (subject to normal year-end adjustments and except that any unaudited financial statements do not contain all required footnotes) as follows: consolidated balance sheets of the Company at August 31, 1999 and September 30, 1997 and 1998, and the related statements of earnings for the eleven (11) months ended August 31, 1999, the five (5) months ended September 30, 1997, and the fiscal year ended September 30, 1998. The balance sheet of the Company at August 31, 1999 is referred to herein as the "Company Balance Sheet." Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation. Except as set forth in Section 2.4 of the Company Disclosure Schedule, all receivables identified in the Company Balance Sheet are collectible in full in the ordinary course of business, consistent with past practice, subject to any reserve therefor set forth on the Company Balance Sheet. Except as set forth in Schedule 2.4 of the Company Disclosure Schedule, all inventories of raw materials, work-in-process and finished goods set forth and reflected in the Company Balance Sheet, as well as any inventory the Company has directed any of its manufacturing subcontractors to procure and manufacture on the Company's behalf, were acquired in the ordinary course of business consistent with past practice. Except as set forth in Schedule 2.4 of the Company Disclosure Schedule, all such inventories consist of a quality and quantity usable and saleable (free of any material defect or deficiency) in the ordinary course of business, consistent with past practice, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable value or in respect of which adequate reserves have been provided, in each case as fully reflected in the Company Balance Sheet.

              Section 2.5. CONSENTS AND APPROVALS, NO VIOLATIONS. Except for the filing of the Certificate of Merger as required by the DGCL and, if applicable, compliance with the HSR Act (as hereinafter defined), no filing with or notice to and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger or the other transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company's Certificate of Incorporation or bylaws (or similar governing documents), (ii) except as set forth in Section 2.5 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) or require the consent of the other party(ies) thereto under any of the terms, conditions or provisions of any note, bond, mortgage,

                                  CONFIDENTIAL


indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) except as set forth in Section 2.5 of the Company Disclosure Schedule, violate any order, writ, injunction,. decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.

              Section 2.6. NO DEFAULT. Except as set forth in Section 2.6 of the Company Disclosure Schedule, the Company is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract (including any Supply Contract), agreement or other instrument or obligation to which the Company is now a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the company or any of its properties or assets.

              Section 2.7. NO UNDISCLOSED LIABILITIES, ABSENCE OF CHANGES. Except as set forth in Section 2.7 of the Company Disclosure schedule or the Company Balance Sheet, the Company does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto). Except as set forth in Section 2.7 of the Company Disclosure Schedule, since the Company Balance Sheet Date, there have been no events or changes with respect to the Company that, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth in Section 2.7 of the Company Disclosure Schedule, since the Company Balance Sheet Date, the Company has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (iii) amendment of any term. of any outstanding security of the Company; (iv) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money in excess of Fifty Thousand Dollars ($50,000); (v) creation or assumption by the Company of any Lien on any asset other than in the ordinary course. of business consistent with past practices; (vi) loan, advance or capital contributions made by the Company, or investment in, any person; (vii) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any assets) or any relinquishment by the Company of any contract, agreement or other right where the consideration or other value involved therein exceeded Fifty Thousand Dollars ($50,000) or where such transaction, commitment, contract, agreement or other right was material; (viii) labor dispute, other than

                                  CONFIDENTIAL


routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (x) any exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; or (xi) change by the Company in its accounting principles, practices or methods. Since the Company Balance Sheet Date, there has not been (a) any increase in the compensation payable or that could become payable by the Company to any officers of the Company or (b) increases in the compensation payable to employees of the Company that exceed in the aggregate Fifty Thousand Dollars ($50,000) for all employees or Ten Thousand Dollars ($10,000) for any single employee,

              Section 18. LITIGATION. Except as set forth in Section 2.8 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets before any Governmental Entity or brought by any person. The Company is not subject to any outstanding order, writ, injunction or decree.

              Section 2.9. COMPLIANCE WITH APPLICABLE LAW. The Company holds all permits, licenses, variances;, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). The Company is in compliance with the terms of the Company Permits. The businesses of the Company have been and are being conducted in compliance with all Applicable Laws. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

              Section 2.10.   EMPLOYEE BENEFITS.

              (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or the other plan, agreement, policy or arrangement, that covers employees or directors of the Company, or pursuant to which former employees or directors of the Company are entitled to current or future benefits. Excepts as otherwise provided in Section 2.10(a) of the Company Disclosure Schedule, there are no oral Compensation and Benefit Plans to which the Company is a party. The Company has made available to Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans,"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c),(m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current employees, of officers or

                                  CONFIDENTIAL


directors of the Company. The Company has also made available to Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Compensation and Benefit Plan (if any such report was required), (2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in accordance with its terms.

              (b) Except as otherwise provided in Section 2.10(b) of the Company Disclosure Schedule, the Company has performed its obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the code.

              (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, either (1) such Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or increase its costs, (2) timely applications for such determination letters are now pending and the Company is not aware of any reason why such Pension Plan is not so qualified, or (3) the time provided under
Section 401(b) of the Code and regulations or IRS pronouncements thereunder for making retroactive amendments relating back to the effective dates of such Pension Plans will not expire before the date that is ninety (90) days after the Effective Time.

              (d) Except as otherwise provided in Section 2.10(d) of the Company Disclosure Schedule, with respect to each Pension Plan currently or formerly maintained by the Company or any entity that is under "common control" with the Company (within the meaning of Section 4001 of ERISA) that is subject to Title IV of ERISA the Company has not incurred, nor does it reasonably expect to incur, any liability to the Pension Plan or to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Pension Plan, including, without limitation, any liability under Section 4069 of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of the Company to the Pension Plan or to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Parent or the Company by the PBGC subsequent to the Closing Date.

              (e) At all times on and after the effective date of ERMA neither Company nor any entity that is under "common control" with the Company (within the mea meaning of

                                  CONFIDENTIAL

Section 4001 of ERISA) has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

              (f) Except as disclosed in Section 2.10(f) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to Company, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

              (g) No Compensation and Benefit Plan maintained by Company or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of an audit, investigation or examination by an governmental or quasi-governmental agency.

              (h) Except as provided in Section 2.10(h) of the Company Disclosure Schedule,(1) no "reportable event" (as such term is used in Section 4043 of ERISA), "accumulated funding deficiency" (as such terms is used in
Section 412 or 4971 of the Code or Section 302 of ERISA), application for or receipt of a waiver from the IRS of any minimum funding requirement under
Section 412 of the Code or "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA and other than a transaction that is exempt under a statutory or administrative exemption), has occurred with respect to any Compensation and Benefit Plan established or maintained by Company primarily for the benefit of participants employed within the United States that could result in liability to the Company; (2) the Company does not have any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Parent or the Company; and (3) since the beginning of the current fiscal year of any Compensation and Benefit Plan, no event had occurred and no condition or circumstance has existed that reasonably would be expected to result in an increase in the benefits under or the expense of maintaining such Compensation and Benefit Plan maintained by Company from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

              (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.


              (j) Except as provided by this Agreement or in Section 2.10(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 28OG of the Code).

                                  CONFIDENTIAL


              (k) The Company is not required to maintain or contribute to any Compensation and Benefit Plan by the law or applicable custom or rule of any jurisdiction outside of the United States.

              (l) Each Compensation and Benefit Plan complies with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other Applicable Laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other Applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed in Section 2. 10(l) of the Company Disclosure Schedule.

              (m) Each group medical plan sponsored by the Company complies with the Medicare Secondary Payor Provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

              (n)     The Company is not and does not expect to be, subject to
(1) a security interest pursuant to Section 412(f) of the Code or (2) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA.

              (o) Except as set forth in Section 2.10(o) of the Company Disclosure Schedule, Parent and the Company may terminate any Compensation and Benefit Plan maintained by the Company or may cease contributions to any such Compensation and Benefit Plans without incurring any liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such termination or ceasing of contributions.

              (p) The Company does not maintain any Compensation and Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 498OB(b) of the Code, and the Company is not subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

              (q) The Company has not incurred, nor does the Company reasonably expect to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 501 (i) or (1) of ERISA.

              (r) The Company has not incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including, but not limited to, taxes arising under Section 4971, 4977, 4978, 4878B, 4979, 4980 or 4980B of the Code, and no event has occurred and no circumstance has existed that reasonably would be expected to give rise to any such liability.

                                  CONFIDENTIAL


              (s) Except as provided in Section 2.10(s) of the Company Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

              Section 2.11. LABOR AND EMPLOYMENT MATTERS. Except as set forth on Section 2.11 of the Company Disclosure Schedule:

              (a) No collective bargaining agreement exists that is binding on the Company, and to the Company's knowledge, no petition has been filed or proceeding instituted, or any action taken in contemplation of any such filing or institution, by an employee or group of employees of the Company, with the National Labor Relations Board seeking recognition of a bargaining representative.

              (b)     (i)     To the Company's knowledge, there is no labor
strike, dispute, slow down or stoppage pending or threatened against the Company; and

                      (ii) The Company has not received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of its employees.

              (c) All individuals who are or were performing consulting or other services for the Company are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

              (d) Section 2.11 of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. As of the date hereof, to the Company's knowledge, no such person will or may cease to be engaged by the Company for any reason, including because of the consummation of the transactions contemplated by this Agreement.

              (e) The Company is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

              (f) The Company has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

              (g) There are no pending or, to the knowledge of the Company, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy.

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                                  CONFIDENTIAL


              Section 2.12.   ENVIRONMENTAL LAWS AND REGULATIONS.

              (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (a) "Releases" (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (c) the health or safety of employees in the workplace, (d) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means
(i) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos containing materials, (v) PCBs or materials containing PCBs, (vi) any material regulated as a medical waste,
(vii) lead containing paint, (viii) radioactive materials and (ix) "Hazardous Substance"" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company is a party.

              (b) During the period of ownership or operation by the Company of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release. There have been no Releases of Hazardous Material by the Company in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease. Since January 1, 1996, the Company has not received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties. There have been no violations of any Environmental Laws by the Company.

              (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company of, or are reasonably likely to prevent or interfere with the Company's future compliance with, any current or past Environmental Laws.

              Section 2.13.   TAXES.

              (a)     DEFINITIONS. For purposes of this Agreement:

              (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits,

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                                  CONFIDENTIAL


customs, duties or other taxes, fees, assessment or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                      (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

              (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company has duly and timely filed all material Tax Returns required to be filed; and such Tax Realms are complete and accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

              (c) Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, the Company has paid or adequately provided in the Financial Statements for all material Taxes (whether or not shown on any Tax Return) accrued through the date of such Financial Statements; all Taxes the Company accrued following the end of the most recent period covered by the Financial Statements have been accrued in the ordinary course of business of the Company, and have been paid when due in the ordinary course of business, and no election has been made with respect to Taxes of the Company in any Tax Returns that has not been provided to Parent.

              (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, no claim for assessment or collection of Taxes is presently being asserted against the Company, and the Company is not a party to any action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

              (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, the Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of
Section 280G of the Code.

              (f) Except as set forth in Section 2.13(f) of the Company Disclosure Schedule, the Company is not a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

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                                  CONFIDENTIAL


              (g) Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built in losses, tax credits or similar items of the Company under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

              (h) Except as set forth in Section 2.13(h) of the Company Disclosure Schedule, the Company has not agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

              (i) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

              Section 2.14.   INTELLECTUAL PROPERTY.

              (a) GENERALLY. Section 2.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual Property is owned jointly), by the Company, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations and applications and unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents and patent applications (including any continuations, continuations-in-part, divisionals, reissues, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights and mask works (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); and information, including a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts to maintain its secrecy (collectively, "Trade Secrets"). "Trade Secrets" include computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.


              (b)     TRADEMARKS

                      (i) Except as described on Section 2.14(b)(i) of the Company Disclosure Schedule, all Trademarks are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the priority and enforceability of the Trademark in questions.

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                                  CONFIDENTIAL


                      (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (I)-year period prior to the date of this Agreement.

                      (iii) To the Company's knowledge, after reasonable inquiry, there has been no prior use of any Trademark by any third party that confers upon said third party superior rights in any such Trademark.

                      (iv) The Trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

              (c)     PATENTS.

                      (i) All Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise affect the enforceability of the Patent in question.

                      (ii) No Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office or any foreign patent office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

                      (iii) There is no Patent of any person that claims the same subject matter as any Patent of the Company or invalidates any claim of any Patent of the Company.

              (d)     TRADE SECRETS.

                      (i) The Company has taken all reasonable steps in accordance with normal industry practice to protect its rights in confidential information and its Trade Secrets.

                      (ii) Without limiting the generality of Section 2.14(d)(i), the Company enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company all rights to any Intellectual Property rights relating to the Company's business that are developed by the employee, consultant or contractor, as applicable, and that otherwise appropriately protect the Intellectual Property of the Company, and, except under confidentiality obligations, there has been no disclosure by the Company of confidential information or Trade Secrets.

              (e)     LICENSE AGREEMENTS.

                      Section 2.14(e)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company any right to use

                                  CONFIDENTIAL


or practice any rights under any Intellectual Property other than software commercially available on reasonable terms to any person for a license fee of no more than Twenty-Five Thousand Dollars ($25,000) but including all such agreements that are otherwise material to the Company (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto. Section 2.14(e)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company grants licenses of software or grants other rights in or to use or practice any rights under any intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company did not exceed Fifty Thousand Dollars ($50,000) and are not otherwise material to the Company (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

              (f) OWNERSHIP: SUFFICIENCY OF INTELLECTUAL PROPERTY ASSETS. The Company owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in
Section 2.14(a) of the Company Disclosure Schedule, together with Trade Secrets and the Company's unregistered copyrights and the rights granted to the Company under the Inbound License Agreements, constitute all the Intellectual Property rights and Inbound License Agreements used in the operation of the Company's business as it is currently conducted and are all such Intellectual Property rights and Inbound License Agreements necessary to operate such business after the Effective Time in substantially the same manner as such business have been operated by the Company prior thereto.

              (g) PROTECTION OF INTELLECTUAL PROPERTY. The Company has taken commercially reasonable steps in accordance with normal industry practice to protect the Intellectual Property of the Company.

              (h) NO INFRINGEMENT BY THE COMPANY. The products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

              (i) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. No litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedule pursuant to this Section 2.14, no Intellectual Property that is owned or licensed by the Company is

                                  CONFIDENTIAL


subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or, in the case of Intellectual Property licensed by the Company to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any person.

              (j)     NO INFRINGEMENT BY THIRD PARTIES. Except as set forth in
Section 2.14(j) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company, and no such claims have been brought against any third party by the Company.

              (k)     ASSIGNMENT CHANGE OF CONTROL. Except as set forth in
Section 2.14(k) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's rights to own any of its Intellectual Property or rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

              (l) SOFTWARE. The Software owned or purported to be owned by the Company, was either (i) developed by employees of the Company within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company pursuant to written agreements; or
(iii) otherwise acquired by the Company from a third party. Except as set forth in Section 2.14(l) of the Company Disclosure Schedule, such Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company, except for such materials or development environments obtained by the Company from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this
Section 2.14(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

              (m) PERFORMANCE OF EXISTING SOFTWARE PRODUCTS. The Company's existing and currently manufactured and marketed Software products listed and described on Section 2.14(m) of the Company Disclosure Schedule perform, free of material bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products.

                                  CONFIDENTIAL


              (n) DOCUMENTATION. The Company has taken all reasonable actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

              (o)     YEAR 2000 COMPLIANCE.

                      (i) Except as set forth in Section 2.14(o) of the Company Disclosure Schedule, all of the Company's products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in
Section 2.14(o) of the Company Disclosure Schedule, all of the Company's products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998 and are otherwise Year 2000 Compliant. Except as set forth on Section 2.14(o) of the Company Disclosure Schedule, the current versions of the Company's software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

                      (ii) The Company's products and the conduct of the Company's business with its customers and suppliers will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Except as set forth on Section 2.14(o) of the Company Disclosure Schedule, the Company is not reasonably likely to incur expenses exceeding One Hundred Thousand Dollars ($100,000) in the aggregate arising from or relating to the failure of any of its products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

              (p) MANUFACTURING RELATIONSHIPS. Section 2.14(p) of the Company Disclosure Schedule sets forth a complete and correct description of each and every (1) foundry relationship, wafer and circuit board manufacturing and fabricating agreement, understanding or commitment, (2) purchase, supply or service agreement, understanding or commitment, whether written or oral, for integrated circuit dies, circuit boards or devices used by or in connection with the Company's business, in whole or in part, and (3) any other agreements or contracts, whether written or oral, under which the Company obtains services or products for use in producing the Company's finished products involving payments over a twelve (12) month period in excess of Fifty Thousand Dollars ($50,000) or which otherwise is material (collectively with (1) and (2) "Supply Contracts"). The Company has delivered to

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                                  CONFIDENTIAL


Parent a correct and complete copy of each Supply Contract and provided a written summary of each oral Supply Contract. There are no fees, penalties, price uplifts, shortfall payments, bill backs or other amounts outstanding under such Supply Contracts. The quantities available for purchase and the prices required to be paid under each written Supply Contract described in clauses (1) and (2) above are as stated in such Supply Contract or is summarized in Section 2.14(p) of the Company Disclosure Schedule. Each manufacturing or service site that requires qualification under the terms of a Supply Contract is qualified, and no unresolved differences with respect to product or process specifications remains outstanding. All manufacturing or service terms and conditions are as they appear to be on the face of the Supply Contracts. The Company has not received any written or oral notice from the other party to any Supply Contract, or from any other supplier to the Company, to the effect that such party will not accept purchase orders from the Company on such terms, conditions and quantities consistent with past practices. To the knowledge of the Company, no condition exists that would permit a termination or a change of such Supply Contracts by the other party under such Supply Contract. Section 2.14(p) of the Company Disclosure Schedule sets forth correct manufacturing information since July 30, 1999 regarding yields under the Supply Contracts.

              Section 2.15.   TITLE TO PERSONAL PROPERTY; LEASES; ABSENCE OF
                              LIENS.

              (a) The Company owns no real property, nor has it ever owned any real property. Section 2.15 of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, by the other party to such lease. Complete and correct copies of such leases have been delivered to Parent and Acquisition.

              (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens.

              Section 2.16. INSURANCE. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Except as set forth in Section 2.16 of the Company Disclosure Schedule, none of the Insurance Policies will terminate or lapse (or be affected in any other adverse manner) by reason of the transactions contemplated by this Agreement. The Company has complied with the material provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally

                                  CONFIDENTIAL


disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All known claims under the Insurance Policies have been filed by the Company in a timely fashion.

              Section 2.17. CERTAIN BUSINESS PRACTICES. None of the Company, or any directors, officers, agents or employees of the Company, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

              Section 2.18. PRODUCT WARRANTIES. Section 2.18 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company currently in effect with respect to its products. There have not been any deviations from such warranties and guaranties, and neither the Company, nor any of its salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. The Company has not made any oral warranty or guaranty with respect to its products not described on such schedule.

              Section 2.19    MATERIAL CONTRACTS.

              (a) Section 2.19 of the Company Disclosure Schedule sets forth a list of all of the following written contracts, agreements, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "Contract") to which the Company is a party or is otherwise bound (each a "Material Contract" and collectively the "Material Contracts"): (i) each sales Contract relating to the Company's business pursuant to which the dollar volume of sales exceeded Fifty Thousand Dollars ($50,000) in the 12-month period ended September 30, 1998, or Fifty Thousand Dollars ($50,000) in the eleven-month period ended August 31, 1999; (ii) each Contract that requires payment by or to the Company in respect of its business subsequent to the date of this Agreement of more than Fifty Thousand Dollars ($50,000);
(iii) all Contracts in respect of the Company's business relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset); (iv) all partnership, joint venture or other similar Contracts, arrangements or agreements, directly affecting the Company's business or assets; and (v) all other Contracts that are material to the Company.

              (b) Each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, each other Person who is a party thereto, enforceable against the Company and each such Person in accordance with its terms, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder.

              Section 2.20. SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships

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                                  CONFIDENTIAL


and volumes of business done with its significant suppliers and customers are accurate and complete. During the last twelve (12) months, the Company has not received notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company.

              Section 2.21. VOTE REQUIRED. The approval of the holders of (i) a majority of the outstanding shares of Company Common Stock, (ii) a majority of the voting power of the Company Common Stock, Company Preferred A Stock and Company Preferred B Stock voting together as a single class and (iii) sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Company Preferred A Stock and Company Preferred B Stock voting together as a single class, are the only stockholder votes necessary to approve and adopt this Agreement and the Merger.

              Section 2.22. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

              Section 2.23. REPRESENTATIONS COMPLETE. The representations or warranties made by the Company in this Agreement, and any statements made in any schedules or certificates required to be furnished by the Company pursuant to this Agreement, do not contain, and will not contain at the Effective Time, any untrue statement of a material fact, and do not omit, and will not omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

              Parent and Acquisition hereby represent and warrant to the Company as follows:

              Section 3.1. ORGANIZATION. Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws, as currently in full force and effect, of Parent and Acquisition.

              Section 3.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and the Other Agreements, to perform its obligations under this Agreement and the Other Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Agreements and the

                                  CONFIDENTIAL


consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement and the Other Agreements or to consummate the transactions contemplated hereby and thereby. Thiss Agreement and the Other Agreements have been duly and validly executed and delivered by each of Parent and Acquisition and constitute, assuming the due authorization, execution and delivery hereof by the Company, valid, legal and binding agreements of each of Parent and Acquisition, as applicable, enforceable against each of Parent and Acquisition, as applicable, in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

              Section 3.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing of the Certificate of Merger as required by the DGCL and, if applicable, compliance with the HSR Act, no filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the Merger or the other transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

              Section 3.4. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

              Section 3.5. LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or Acquisition has received any notice of assertion nor, to the Parent's or Acquisition's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or Acquisition that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

              Section 3.6. INTERIM OPERATION OF ACQUISITION. Acquisition was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has

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engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                    ARTICLE 4

                                    COVENANTS

              Section 4.1. OPERATION OF BUSINESS PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, the Company will operate its business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time:

              (a) The Company shall not do any of the following without the prior written consent of Parent:

                      (i) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

                      (ii) except as set forth in the Company Disclosure Schedule, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for (1) the issuance and sale of Shares pursuant to Company Stock Options granted under the Stock Option Plans prior to the date hereof or Company Warrants existing on the date of this Agreement, (2) issuance of Company Common Stock upon any conversion of Company Preferred A Stock or Company Preferred B Stock existing on the date hereof and (3) grants of options that are expressly set forth in Section 4.1
(a) of the Company Disclosure Schedule;

                      (iii) except as set forth in the Company Disclosure Schedule, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities other than shares repurchased from employees at their original cost;

                      (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or otherwise permit the corporate existence of the Company or the


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rights or franchises or any license, permit or authorization under which its business operates to be suspended, lapsed or revoked;

                      (v)     create or form any subsidiary;

                      (vi) (A) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (C) make any loans, advances or capital contributions to or investments in any other person (other than customary loans or advances to employees in the ordinary course of business consistent with past practice, not exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate); (D) pledge or otherwise encumber shares of capital stock of the Company; or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                      (vii) except as may be required by Applicable Law, or except as contemplated by Section 4.9(a) of this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                      (viii) except as set forth in the Company Disclosure Schedule, hire additional employees of the Company, increase the compensation of employees, or enter into employment agreements or contracts;

                      (ix) (A) acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of Fifty Thousand Dollars ($50,000) in the aggregate or that are otherwise material to the Company, other than sales of its products and licenses of software (other than exclusive licenses) in the ordinary course of business consistent with past practices, or
(B) enter into any exclusive license, distribution, marketing, sales or other agreement;

                      (x) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                      (xi) revalue any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business or as a result of normal year end audit adjustments;


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                                  CONFIDENTIAL


                      (xii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (B) enter into any contract or agreement that would be material to the Company, (C) amend, modify, waive or terminate any right under any Material Contract in any way or any right under any other Contract in any material way; (D) modify its standard Company warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company; or
(E) authorize any new capital expenditure or expenditures that individually is in excess of Fifty Thousand Dollars ($50,000) or in the aggregate are in excess of One Hundred Thousand Dollars ($100,000);

                      (xiii) make any tax election or settle or compromise any income tax liability or permit any insurance policy naming it as a beneficiary or loss payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

                      (xiv) settle or compromise any pending or threatened suit, action or claim that (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which would be for more than Seventy-Five Thousand Dollars ($75,000) in any single case, or One Hundred Thousand Dollars ($100,000) in the aggregate, or that would otherwise be material to the Company;

                      (xv) enter into any settlement or compromise that relates (A) to the Company's dispute with Jay Kunin regarding the Kunin Repurchase (as defined in the Company Disclosure Schedule) or (B) to the Company's dispute with Kenneth Liu regarding the termination of his employment with the Company and the Liu Release (as defined in the Company Disclosure Schedule);

                      (xvi) make any payment to any stockholder, officer, director or employee of the Company or any affiliate or relative of any of them except for senior staff bonuses earned for the year ended September 30, 1999 and payment for services rendered by any such person as an employee or independent contractor of the Company in the ordinary course of business consistent with past practice;

                      (xvii) commence any software, hardware or other technology development project or terminate any software, hardware or other technology development project that is currently ongoing;

                      (xviii) allow the Company's rights in the Intellectual Property to be abandoned or otherwise lost;

                      (xix) sell or license to any third party any Intellectual Property other than non-exclusive licenses in the ordinary course of business; and

                      (xx) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(i) through 4.1(xix) (and it shall use all reasonable efforts not to take


                                       30

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                                  CONFIDENTIAL


any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

              (b)     The Company Shall:

                      (i) maintain the assets and properties of the Company in the ordinary course of business in the manner historically maintained by the Company, reasonable wear and tear, damage by fire and other casualty excepted;

                      (ii) promptly repair, restore or replace any assets or properties of the Company in the ordinary course of business consistent with past practice;

                      (iii) upon any damage, destruction or loss to any of the assets or properties of the Company, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof;

                      (iv)    comply with all Applicable Laws;

                      (v) subject to Section 4.1(a)(xiii), file all foreign, federal, state and local Tax Returns required to be filed and make timely payment of all applicable Taxes when due and pay the expenses of preparation therefor (other than where the Company is disputing any such obligation in good faith);

                      (vi) comply with all Material Contracts and maintain the effectiveness of all Company Permits;

                      (vii) notify Parent of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the Company or any other Person that results in, or would reasonably be expected to result in, a Material Adverse Effect on the Company;

                      (viii) notify Parent in writing of the commencement of any proceeding by or against the Company; and

                      (ix) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices.

              Section 4.2. NO SOLICITATION OR NEGOTIATION; NON-SOLICITATION OF EMPLOYEES.

              (a) Between the date hereof and the earlier of the termination of this Agreement and the Closing Date, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent and Acquisition: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in


                                       31

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                                  CONFIDENTIAL


the Company; (ii) provide information with respect to it to any person, other than Parent and Acquisition, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or assets or any equity interest in the Company; or (iii) enter into any agreement with any person providing for the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or assets or any equity interest in the Company. In addition, the Company also agrees that, unless and until this Agreement is terminated in accordance with its terms, it will not commence, be involved in, or take any actions in furtherance of, the process of becoming a public company through an initial public offering. Without limiting the generality of the foregoing, the Company agrees that until this Agreement is so terminated it will not, and will not permit any of its representatives to, participate in the process of drafting any registration statement for filing with the Securities and Exchange Commission in connection with an initial public offering. The Company also agrees that until this Agreement is so terminated it will not engage any investment bankers for an initial public offering or, to the extent previously engaged, will suspend any activities with such bankers intended to facilitate an initial public offering.

              (b) Parent's Communication Product Group (the "Communication Product Group") agrees that between the date hereof and ninety (90) days after termination of this Agreement, it will not directly or indirectly solicit for employment any employee of the Company who became known to the Communication Product Group in connection with its consideration of the Merger; PROVIDED, HOWEVER, that the Communication Product Group will be permitted to hire employees of the Company (i) who are not engineers, directors or executives, or
(ii) who are contacted as a result of the Communication Product Group's use of general newspaper advertisement and other general non-targeted recruitment techniques in the ordinary course of business and consistent with past practices as opposed to targeted solicitations of any one or more of the Company's employees. In no event will this Section 4.2(b) apply to any division or operation within Parent except for the Communication Product Group. This Section 4.2(b) shall terminate upon consummation of the Merger.

              Section 4.3.    ACCESS TO INFORMATION.

              (a) Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including, without limitation, its attorneys and accountants), upon reasonable notice from Parent, reasonable access to all employees, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company as Parent may reasonably require, and will cause its officers to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company as Parent may from time to time reasonably request.

              (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Acquisition (i) within five (5) business days following preparation


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                                  CONFIDENTIAL


thereof (and in any event within thirty (30) business days after the end of each month) an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows for the month then ended, and (ii) within five (5) business days following preparation thereof (and in any event within forty-five (45) calendar days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within five (5) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (i),
(it) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of THE Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

              (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Corporate Nondisclosure Agreement Number 123398 entered into between the Company and Parent dated as of April 29, 1999 (the "CNDA").

              Section 4.4. CERTAIN FILINGS; REASONABLE EFFORTS; MEETING OF STOCKHOLDERS.

              (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) if applicable, cooperate in the preparation and filing of the Notification and Report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The Company agrees to use all commercially reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

              (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses,


                                       33
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                                  CONFIDENTIAL


appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

              (c) Nothing in this Agreement, however, shall require or be construed to require any party hereto to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby.

              (d) The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to (i) duly call, give notice of, convene and hold meetings of the holders of the Company Common Stock, and the holders of the Company Preferred A Stock and Company Preferred B Stock, as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting") or (ii) obtain, as promptly as practicable, by written consent, the adoption and approval of this Agreement and the transactions contemplated hereby by the holders of (A) a majority of the voting power of the Company Common Stock, (B) a majority of the voting power of the Company Common Stock, Company Preferred A Stock and Company Preferred B Stock voting together as a single class, and (C) sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Company Preferred A Stock and Company Preferred B Stock voting together as a single class. The Company Board will recommend to its stockholders approval of the Merger and the transactions contemplated by this Agreement. The Company shall promptly prepare materials reasonably acceptable to Parent for purposes of soliciting the votes of the holders of Shares approving the Merger, which shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement, and shall promptly mail such materials to the Company's stockholders after approval by Parent.

              Section 4.5. PUBLIC ANNOUNCEMENTS. Neither Parent, Acquisition nor the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent and Acquisition (in the case of the Company) or the Company (in the case of Parent or Acquisition), except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market. If any party determines, with the advice of counsel, that it is required by Applicable Law to make this Agreement or any terms thereof public, it shall, a reasonable time before making any public disclosure, consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by Applicable Law. The parties agree

                                  CONFIDENTIAL


to announce this Agreement or the consummation of the Merger to the Company's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by all parties to this Agreement.

              Section 4.6. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that, except as provided in Section 4.7, the delivery of any notice pursuant to this Section 4.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

              Section 4.7. ADDITIONS TO AND MODIFICATION OF COMPANY DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. The Company represents and warrants that it has used reasonable good faith efforts to prepare such Company Disclosure Schedule. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein correct and complete as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement (each, an "Addition" and collectively, "Additions"). Any such disclosure of an Addition shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties; PROVIDED, HOWEVER, that in the event that the Merger is consummated, no Parent Indemnitee shall have any claim arising under Article 7 with respect to the breach of any representation or warranty in Article 2 that any such Addition is identified as being specifically related to, if (1) such Addition arises from facts AND circumstances existing on the date hereof, or (2) such Addition arises from facts and circumstances arising after the date hereof, so long as none of the facts and circumstances arising after the date hereof giving rise to such Addition constitutes or arises from a breach of any covenant of the Company in this Agreement. Nothing set forth herein shall obligate Parent or Acquisition to consummate the Merger in the event any such Addition or Additions causes any of the conditions in Article 5 to fail to be satisfied.

              Section 4.8. ACCESS TO COMPANY EMPLOYEES. The Company agrees to provide Parent with reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment (if Parent so elects) and to provide information to such employees about Parent. All communications by Parent with Company employees shall be conducted in a mariner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.


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                                  CONFIDENTIAL


              Section 4.9.    DEFERRED CONTRIBUTION PENSION PLANS.

              (a) Prior to the Effective Time, the Company will take such action as is necessary to terminate its 401(k) Plan (the "Company 401(k) Plan") and also will take all necessary action to ensure that each Company employee is fully vested in his or her account balance under the Company 401(k) Plan.

              (b) As soon as practicable following IRS approval of the termination of the Company 401(k) Plan, the assets thereof shall be distributed and Parent shall permit the employees of the Company employed by the Surviving Corporation to roll such distributions over into Parent's 401 (k)/Profit Sharing Plan.

              Section 4.10.   SERVICE CREDIT; EMPLOYMENT.

              (a) Company employees shall be given credit for service performed for the Company ("Service Credit") for purposes of the following Parent benefits:

                      (i) 401(k)/Profit Sharing Plan (participation and vesting only, not benefit accrual);

                      (ii)    Vacation;

                      (iii)   Short Term Disability Plan;

                      (iv)    Service Awards,

                      (v) Service component of any retirement definition (early retirement, rule of 75);

                      (vi) Defined Benefit Plan (participation and vesting only); and

                      (vii) Supplemental Employee Medical Account Plan ("SERMA") (participation only).

              (b) Company employees shall not be given Service Credit for the following Parent benefits:

                      (i)     Sabbatical;

                      (ii) Parent Stock Option Plans (acceleration of vesting upon retirement);

                      (iii)   Benefit accrual under Parent's Defined Benefit
Plan;

                      (iv)    Benefit accrual under Parent's SERMA; and

                      (v) Benefit accrual under Parent's 401 (k)/Profit Sharing Plan;


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

                                  CONFIDENTIAL


With respect to the foregoing Parent benefits, Service Credit shall be counted as of the Effective Time.

              (c) Parent will cause the Surviving Corporation to continue the employment of those employees employed by the Company prior to the Effective Time on an "at will" basis at compensation to be substantially similar to compensation received by similarly situated employees of Parent.

              (d) (1) Employees of the Surviving Corporation will be eligible for grants of options to purchase Parent Common Stock in the discretion of Parent in accordance with Parent's regular compensation review, and will be eligible to participate in Parent's employee stock purchase plan at the next entry date following the Closing.

                      (2) In exchange for each individual described in Section 5.3(f) executing the written instrument referred to in such Section, Parent would grant to such individual, on or promptly following the Closing, an option to purchase shares of Parent Common Stock. The number of shares subject to such option would be determined by Parent in its sole discretion. The exercise price per share for each such grant shall be the fair market value of one share of Parent Common Stock on the date of grant determined in accordance with the plan under which Parent makes such grant.

              (e) The Company shall take such action as is necessary to assign and transfer to Parent any repurchase rights held by the Company with respect to Shares Subject to Repurchase.

              Section 4.11. INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.

              (a) After the Effective Time, the Company shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under Applicable Law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.11 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this Section 4.11 shall apply without limitation to negligent acts or omissions


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                                  CONFIDENTIAL


by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect. This
Section 4.11 shall not limit any liability an Indemnified Person may have under the Escrow Agreement or Article 7 of this Agreement.

              (b) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the Effective Time) and any indemnification provisions under the Company's Certificate of Incorporation or bylaws as in effect immediately prior to the Effective Time.

              (c) Neither Parent nor any of its affiliates shall be obligated to guarantee the payment or performance of the Company's obligations under Clauses (a) or (b) of this Section 4.11 so long as the Company honors such obligations to the extent of its net worth at the Effective Time, and neither Parent nor any such affiliate shall have any liability or obligation to any Indemnified Person arising from the Company's breach of, or inability to perform its obligations under, such Clauses in excess of the difference between the net worth of the Company at the Effective Time and the aggregate of all amounts paid by the Company in satisfaction of such obligations. The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Company to merge or consolidate with any other Person unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.11.

              (d) The provisions of this Section 4.11 may not be amended as to any Indemnified Person without such Indemnified Person's prior written consent, which consent will not be unreasonably withheld.

              Section 4.12. FEES AND EXPENSES. Whether or not the Merger is consummated, all out-of-pocket fees and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses; PROVIDED, HOWEVER, that if the Merger is consummated, the Company shall cause its Third Party Expenses, and any Third Party Expenses incurred on behalf of any directors, officers and stockholders that the Company has any obligation to pay, to be invoiced at or before Closing and not to exceed

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                                  CONFIDENTIAL


(whether or not so invoiced) Five Hundred Fifty Thousand Dollars ($550,000) in the aggregate.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

              Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

              (b) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

              Section 5.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition;

              (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition;

              (c) (1) the Company shall have obtained all requisite approvals of the holders of the Shares, the Preferred A Stock and the Preferred B Stock for this Agreement and the Merger, (2) a waiver of any notice requirements with respect to the Preferred A Stock and Preferred B Stock pursuant to Article IV(B)(2)(c)(iii) of the Company's Certificate of Incorporation shall have been obtained or the Company's Certificate of Incorporation shall have been amended to eliminate such notice requirements, and
(3) any notice requirements under any Company Warrant shall have been waived or complied with;

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                                  CONFIDENTIAL


              (d) Parent and Acquisition, as the case may be, shall have entered into all of the Other Agreements;

              (e) The Company shall have received the opinion of legal counsel to Parent and Acquisition as to the matters set forth in Exhibit C.

              Section 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

              (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shah have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

              (c) (1) the Company shall have obtained all requisite approvals of the holders of the Shares, the Preferred A Stock and the Preferred B Stock for this Agreement and the Merger, (2) a waiver of any notice requirements with respect to the Preferred A Stock and Preferred B Stock pursuant to Article IV(B)(2)(c)(iii) of the Company's Certificate of Incorporation shall have been obtained or the Company's Certificate of Incorporation shall have been amended to eliminate such notice requirements, and
(3) any notice requirements under any Company Warrant shall have been waived or complied with;

              (d) the consents specified on Section 5.3(d) of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

              (e) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

              (f) none of the employees listed in a memorandum initialed as of the date hereof by the Company and Parent (the "Designated Employees") shall have terminated their employment with the Company or expressed their intention to do so; no more than 10% of the engineering employees of the Company as of the date hereof as listed in Section 5.3(f) of the Company Disclosure Schedule (the "Engineers") shall have terminated their employment with

                                  CONFIDENTIAL

the Company or expressed their intention to do so; and no more than 15% of the employees OF the Company as of the date hereof as listed in Section 5.3(f) of the Company Disclosure Schedule (the "Employees") shall have terminated their employment with the Company or expressed their intention to do so. In addition, each Designated Employee, at least ninety percent (90%) of the Engineers, and at least eighty-five percent (85%) of the Employees shall have executed and delivered to Parent a written instrument, in form and substance reasonably acceptable to Parent, (1) acknowledging and agreeing that the position offered to each such person following the Merger does not constitute a material reduction in such employee's level of responsibility and does not otherwise result in an "Involuntary Termination," in either case within the meaning of Section L of the 1997 Stock Option Plan, and (2) agreeing that the terms of any options that have been granted to such person under the 1997 Stock Option Plan shall be amended such that the 24-month period during which such options would accelerate upon an "Involuntary Termination" within the meaning of Section L of the 1997 Stock Option Plan shall be amended to reduce such period to twelve (12) months with respect to such employee's options;

              (g) no more than 5% of the outstanding Shares (excluding any stockholder listed on Section 5.3(g) of the Company Disclosure Schedule) shall be Dissenting Shares or other Shares with respect to which dissenters' rights have not terminated;

              (h) the Employment Agreement and Non-Competition Agreement executed by the Company, Parent and each of the individuals set forth in a separate memorandum between Parent and the Company shall remain in full force and effect;

              (i) the Company shall have taken such action as is necessary to assign and transfer to Parent any repurchase rights held by the Company with respect to Shares Subject to Repurchase;

              (j) the Company and Parent shall have agreed on the position to be offered to each employee of the Company following the Merger, and the Board of Directors of the Company shall have reviewed each such position and determined by resolutions unanimously adopted by such Board (which resolutions shall remain in full force and effect as of the Closing) that no such position offered to any employee of the Company would constitute a material reduction in such employee's level of responsibility or would otherwise result in an "Involuntary Termination," in either case within the meaning of Section L of the 1997 Stock Option Plan. The Board of Directors of the Company shall also have determined by resolutions unanimously adopted by such Board (which resolutions shall remain in full force and effect as of the Closing) that the grounds for dismissal that would constitute "Misconduct" within the meaning of Section M of the 1997 Stock Option Plan shall not be limited to the matters set forth therein;

              (k) the Company shall have obtained a waiver from the participants in the Company's intellectual property bonus plan in consideration of such participants becoming participants in Parent's comparable patent compensation plan; and

                                  CONFIDENTIAL


              (l) Parent shall have received the opinion of legal counsel to the Company as to the matters set forth in EXHIBIT D.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

              Section 6.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

              (a) by mutual written consent of Parent, Acquisition and the Company;

              (b) by Parent and Acquisition or the Company if (1) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (2) the Merger has not been consummated by November 30, 1999, subject to extension by Parent or the Company upon written notice to the other, to obtain any Governmental Approval (including compliance with the HSR Act, if applicable) (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (2) if such party's failure to Fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

              (c) by the Company if (1) there shall have been a material breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue in any material respect, such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect; or (2) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within ten (10) business days after notice by the Company thereof, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect; or

              (d) by Parent and Acquisition if (1) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; or (2) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent,

                                  CONFIDENTIAL


Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within ten (10) business days after notice by Parent or Acquisition thereof, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect.

              (e) By Parent and Acquisition if there shall have been an Addition that constitutes a Material Adverse Effect on the Company or such that any of the conditions set forth in Sections 5.1 or 5.3 would be incapable of being satisfied.

              Section 6.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.3(c), 4.12, 8.4 and 8.5 hereof. Nothing contained in this Section 6.2 or Article 7 shall relieve any party from liability for any breach of this Agreement prior to such termination and in such event the breaching party shall be liable for the consequences of such breach.

              Section 6.3. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.7, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

              Section 6.4. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may, only by action taken in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                            SURVIVAL; INDEMNIFICATION

              Section 7.1. GENERAL SURVIVAL. The parties agree that, regardless of any investigation made by the parties, the representations, warranties, covenants and agreements (in the case of covenants and agreements, to the extent of performance or non-performance prior to the Closing Date) of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending at 5:00 p.m., California time, on the first anniversary of the Effective Time.

                                  CONFIDENTIAL


              Section 7.2.    INDEMNIFICATION.

              (a) INDEMNIFICATION PROVISIONS FOR PARENT AND ACQUISITION. Subject to the provisions of Section 7. 1, from and after the Effective Time, Parent, Acquisition and the Surviving Corporation and their respective affiliates, officers, directors, stockholders, representatives and agents (collectively the "Parent Indemnitees") shall be indemnified and held harmless by each Escrow Securityholder, based upon such Escrow Securityholder's pro rata portion of the Escrow Amount, up to and solely to the extent of the Escrow Amount, from and against and in respect of any and all Losses (as defined below) incurred by, resulting from, arising out of, relating to, imposed upon or incurred by Parent, Acquisition or any other Parent Indemnitee by reason of:

              (i) any inaccuracy in or breach of any of the Company's representations, warranties, covenants or agreements (to the extent of performance or non-performance prior to the Closing Date) contained in this Agreement; and

              (ii) any misrepresentation contained in written any statement or certificate furnished to Parent, Acquisition or any other Parent Indemnitee by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

              (b) INDEMNIFICATION PROVISIONS FOR ESCROW SECURITYHOLDERS. Subject to the provisions of Section 7.1, from and after the Effective Time, Escrow Securityholders and their respective affiliates, officers, directors, stockholders, representatives and agents (collectively, the "Securityholder Indemnitees") shall be indemnified and held harmless by Parent, based upon such Escrow Securityholder's pro rata portion of the Escrow Amount, up to and solely to the extent of the Escrow Amount, from and against and in respect of any and all Losses (as defined below) incurred by, resulting from, arising out of, relating to, imposed upon or incurred by the Securityholder Indemnitee by reason of:

              (i) any inaccuracy in or breach of any of Parent's or Acquisition's representations, warranties, covenants or agreements (to the extent of performance or non-performance prior to the Closing Date) contained in this Agreement; and

              (ii) any misrepresentation contained in any written statement or certificate furnished to the Company and/or the Securityholder Representative by or on behalf of Parent or Acquisition in connection with the transactions contemplated by this Agreement.

              For purposes of this Agreement, the term "Indemnitee"" shall mean either a Parent Indemnitee or a Securityholder Indemnitee, as the case may be.

              (c) For purposes of this Agreement, the term, "Losses" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (excluding indirect, incidental or consequential damages), interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses) incurred in connection with investigating, defending, settling or

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                                  CONFIDENTIAL


satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing from the date a claim is made until paid at the rate earned on funds held on the Escrow Amount. Notwithstanding the above, Losses shall not include (i) expenses incurred in connection with investigations unless a claim is made; (ii) Losses specifically identified (as to scope and amount) in the Company Disclosure Schedules; (iii) liabilities disclosed on the Company Balance Sheet; and (iv) Losses with respect to which Parent Indemnitees are not entitled to make claims under Section 4.7.

              (d) No Indemnitee shall be entitled to indemnification for any Losses arising from the breach of any representations and warranties until the aggregate amount of all Losses under all claims of all Indemnities for all such breaches shall exceed One Million Dollars ($1,000,000) (the "Floor"), at which time all Losses incurred shall be subject to indemnification hereunder in full including the amount of the Floor. The Floor does not apply to Parent's obligations under Section 4.11.

              (e)     The amount of any Losses otherwise recoverable under this
Section 7.2 by the Parent Indemnitees shall be reduced by any amounts actually received by the Parent Indemnitees under insurance policies (net of any costs incurred in connection with the collection thereof).

              Section 7.3.    MANNER OF INDEMNIFICATION.

              (a) To provide a fund (i) against which a Parent Indemnitee may assert claims of indemnification under this Article 7 (an "Indemnification Claim") and (ii) of not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate which the Securityholder Representative may use in defense of any claim that could result in an indemnity claim, the Escrow Amount shall be withheld and deposited into escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 1.10 hereof. The Escrow Amount so deposited and interest payable thereon shall be held and distributed in accordance with the Escrow Agreement.

              (b) Each Indemnification Claim shall be made only in accordance with this Article 7 and the Escrow Agreement.

              Section 7.4. SECURITYHOLDER REPRESENTATIVE. For purposes of this Agreement, the Escrow Securityholders, without any further action on the part of any such Escrow Securityholder, shall be deemed to have consented to the appointment of a committee consisting of Brett Helm and William Stensrud, acting only jointly, as the representative of such Escrow Securityholders (the "Securityholder Representative"), as the attorney-in-fact for and on behalf of each such Escrow Securityholder, and the taking by the Securityholder Representative of any and all actions and the making of any decisions required or permitted to be taken by them under this Agreement, including the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Parent and Acquisition of the Escrow Amount, or any portion thereof, in satisfaction of Indemnification Claims, (iii) authorize the use of up to an aggregate of Five Hundred Thousand Dollars ($500,000) of the Escrow Amount to

                                  CONFIDENTIAL


defend any claims, (iv) agree to, negotiate, enter Into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (v) resolve any Indemnification Claims and (vi) take all actions necessary in the judgment of the Securityholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Securityholder Representative has unlimited authority and power to act on behalf of each Escrow Securityholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Escrow Securityholders will be bound by all actions taken by the Securityholder Representative in connection with this Agreement, and Parent and Acquisition shall be entitled to rely on any action or decision of the Securityholder Representative. The Securityholder Representative will incur no liability with respect to any action taken or suffered by them in reliance upon any notice, direction, instruction, consent, statement or other document believed by them to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except their own willful misconduct or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Securityholder Representative may rely on the advice of counsel, and the Securityholder Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Securityholder Representative based on such advice. The Securityholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to them. So long as the Securityholder Representative shall at all times be comprised of at least one (1) and no more than three (3) individuals, at any time during the term of the Escrow Agreement, holders of a majority in interest of the Escrow Amount can remove and replace one or all of the individuals serving as the Securityholder Representatives by written consent by sending notice and a copy of the written consent appointing such new individual or individuals signed by holders of a majority in interest of the Escrow Amount to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent and the Escrow Agent. Any such new individual shall serve in such capacity subject to the terms and conditions of the Escrow Agreement and provide notice to the Escrow Agent of its identity and notice information for purposes of Section 21 of the Escrow Agreement. If more than one individual is serving as the Securityholder Representative, such individuals may only take actions jointly.

              Section 7.5. THIRD-PARTY CLAIMS. If Parent becomes aware of a third-party claim that Parent believes, in good faith, may result in a demand by it against the Escrow Amount, Parent shall notify the Securityholder Representative of such claim and shall conduct the defense of such claim. The reasonable costs of the defense of any third-party action or claim incurred by the Securityholder Representative shall be paid by the Escrow Securityholders. Parent shall conduct such defense in a commercially reasonable manner, but shall not settle any such claim without the consent of the Securityholder Representative, such consent not to be unreasonably withheld; PROVIDED, HOWEVER, that, if the consent of the Securityholder Representative is so obtained, such settlement of that portion of any such claim shall alone be determinative of the amount of the claim against the Amount and

                                  CONFIDENTIAL


neither the Securityholder Representative nor any person who has a beneficial interest in the Escrow Amount shall have any power or authority to object under any provision of this Article 7 to the amount of any demand by Parent against the Escrow Amount with respect to such settlement. Parent shall provide the Securityholder Representative copies of all pleadings and other non-proprietary and non-confidential documents reasonably requested by the Securityholder Representative, shall provide such other information as the Securityholder Representative shall reasonably request, and shall inform the Securityholder Representative of the general progress of the case; PROVIDED, HOWEVER, that Parent shall not be required to disclose any information that Parent determines in its good faith judgment, is confidential or proprietary.

              Section 7.6. EXCLUSIVE REMEDY. Notwithstanding any other provision of this Agreement to the contrary, the Escrow Amount shall be the sole and exclusive remedy of the Indemnitees from and after the Effective Time for any claims arising under this Agreement, including claims of breach of any representation, warranty or covenant in this Agreement; PROVIDED, HOWEVER, that the foregoing clause of this sentence shall not be deemed a waiver by any party of any right to specific performance or injunctive relief, or any remedy arising by reason of any claim of fraud with the respect to this Agreement. In that regard, other than claims arising out of fraud, the total liability to Indemnitees shall be limited to the Escrow Amount.

                                    ARTICLE 8

                                  MISCELLANEOUS

              Section 8.1. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule), the Escrow Agreement, the CNDA, as amended, the Commitment Letter dated September 21, 1999 and the Letter dated October 5, 1999 (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Acquisition, Parent and the Surviving Corporation may assign any or all of its respective rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition of its obligations hereunder if such assignee does not perform such obligations.

              Section 8.2. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

              Section 8.3. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied,

                                  CONFIDENTIAL


sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

              if to Parent or Acquisition:     Intel Corporation
                                               2200 Mission College Boulevard
                                               Santa Clara, California 95054
                                               Telecopier: (408) 765-1859
                                               Attention: General Counsel



                                               and

                                               Intel Corporation
                                               2200 Mission College Boulevard
                                               Santa Clara, California 95054
                                               Telecopier: (408) 765-1859
                                               Attention: Treasurer

              with a copy to:                  Gibson, Dunn & Crutcher LLP
              (which shall not constitute      One Montgomery Street
              notice)                          Telesis Tower
                                               San Francisco, California 94104
                                               Telecopier: (415) 374-8427
                                               Attention: Kenneth R. Lamb

              if to the Company to:            Ipivot, Inc.
                                               12568 Kirkham Court
                                               Poway, California 92064
                                               Telecopier: (858) 679-6966
                                               Attention: Brett Helm

              with a copy to:                  Brobeck, Phleger & Harrison LLP
              (which shall not constitute      550 West C Street
              notice)                          Suite 1300
                                               San Diego, California 92101-3532
                                               Telecopier: (619) 234-3848

                                  CONFIDENTIAL


                                               Attention: Craig S. Andrews

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

              Section 8.4.    DISPUTE RESOLUTION.

              (a) All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The representatives of the parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the parties' representatives, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either party may begin litigation proceedings.

              (b) Notwithstanding the provisions of Section 8.4(a) above, each party shall have the right, without the requirement of first seeking a remedy through arbitration, to seek preliminary injunctive or other equitable relief in any proper court in the event that such party determines that eventual redress through arbitration will not provide a sufficient remedy for any violation of this Agreement by the other party

              Section 8.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

              (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.3 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                                  CONFIDENTIAL


              (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

              (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER,
(iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

              Section 8.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              Section 8.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

              Section 8.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

              (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

              (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date

                                  CONFIDENTIAL


hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

              (c) "business day" means any day other than a day on which the Nasdaq National Market is closed.

              (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

              (e) "Commitment Letter" means the written commitment from Parent to the Company agreeing, in certain circumstances, to invest Ten Million Dollars ($10,000,000) in the Company based upon a post-money enterprise value of Three Hundred Million Dollars ($300,000,000).

              (f) "knowledge" or "known" means, with respect to any matter in question, the collective actual knowledge of such matter of the members of the Company Board and the individuals listed on Schedule 8.8(f) of the Company Disclosure Schedule, in the case of the Company, and the members of the Board of Directors and the executive officers of Parent, in the case of Parent, and the Company and Parent shall also be deemed to have actual knowledge of all books and records of the Company, in the case of the Company, and Parent, in the case of Parent.

              (g) "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 2.15 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

              (h) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "Include" or "including" shall not be deemed to set forth an exhaustive list.

              (i) "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or circumstance, change in or effect involving a prospective change on) the Company that is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings, prospects, or results of operations or the business (financial or otherwise) of the Company.

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                                  CONFIDENTIAL


              (j) "Maximum Merger Consideration" means (1) Five Hundred Million Dollars ($500,000,000), minus (2) the amount by which all indebtedness of the Company on the Closing Date, excluding the Saber Springs lease, exceeds Five Million Dollars ($5,000,000).

              (k) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

              (l) "Share Subject to Repurchase" means an outstanding Share that is subject to a Company right of repurchase pursuant to the Stock Option Plans or otherwise.

              (m) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

              Section 8.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

              Section 8.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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                                  CONFIDENTIAL

              IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                             INTEL CORPORATION

                                             By:
                                                --------------------------------
                                             Name:  [INSERT NAME]
                                             Title: Vice President and Treasurer

                                             IPIVOT CORPORATION

                                             By:
                                                --------------------------------
                                             Name:  [INSERT NAME]
                                             Title: President and
                                                    Chief Executive Officer

                                             WCT ACQUISITION CORPORATION

                                             By
                                                --------------------------------
                                             Name:  [INSERT NAME]
                                             Title: President

                                             SECURITYHOLDER REPRESENTATIVE

                                             By:
                                                --------------------------------
                                             Name:  Brett Helm

                                             By:
                                                --------------------------------
                                             Name:  William Stensrud


                                       53


[SIGNATURE PAGE TO MERGER AGREEMENT BETWEEN IPIVOT, INC., INTEL CORPORATION, WCT
           ACQUISITION CORPORATION AND SECURITYHOLDER REPRESENTATIVE]

                                   EXHIBIT B

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

       This ESCROW AGREEMENT dated as of October __, 1999 (this "Agreement"), is by and among Intel Corporation, a Delaware corporation ("Parent"), WCT Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Acquisition"), Ipivot, Inc., a Delaware corporation (the "Company"), Citibank, N.A., as escrow agent (in such capacity, the "Escrow Agent"), and Brett Helm and William Stensrud, both individual residents in the State of California (collectively the "Securityholder Representative").

                              W I T N E S S E T H:

       WHEREAS, pursuant to the Agreement and Plan of Merger dated as of October ___, 1999 (as amended from time to time, the "Merger Agreement"), by and among Parent, Acquisition and the Company, the respective Boards of Directors of Acquisition and the Company have each approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), in each case upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement;

       WHEREAS, in connection with the consummation of the Merger, on the Closing Date, Parent is depositing with the Escrow Agent Thirty Million Dollars ($30,000,000), to be held in an escrow deposit which is mutually acceptable to Parent and the Company (such deposit, including the Escrow Amount, as defined below, the "Escrow Deposit") by the Escrow Agent as security and a source of satisfaction for any Losses suffered by Parent, Acquisition and any other Indemnitees for which any such person is entitled to indemnification pursuant to the Merger Agreement;

       WHEREAS, the Escrow Agent is willing to act as the escrow agent upon the terms and subject to the conditions of this Agreement; and

       WHEREAS, pursuant to the Merger Agreement, the Escrow Securityholders (as defined in the Merger Agreement) have irrevocably appointed (without any further action on the part of Parent, the Company, the Escrow Agent or any other Person) the Securityholder Representative as their attorney-in-fact, to act on their behalf with respect to all matters relating to the Escrow Amount and any claims for Losses made against the Escrow Deposit.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

       1. DEPOSIT OF ESCROW AMOUNT. Concurrent with the Closing, Thirty Million Dollars ($30,000,000) payable by Parent to the Escrow Securityholders (such amount, together with all interest earned thereon in the Escrow Deposit and any additional cash, property and other amounts received is referred to as the "Escrow Amount"), shall be deposited in the Escrow

                                  CONFIDENTIAL


Deposit by Parent or a subsidiary of Parent as provided in Article 1 of the Merger Agreement. In no event shall the Escrow Agent be charged with a duty to solicit the Escrow Amount.

       2.     CLAIMS AGAINST THE ESCROW DEPOSIT

       (a) The Escrow Deposit shall be held by the Escrow Agent as security and a source of satisfaction for, as contemplated by Article 7 of the Merger Agreement, any claims for Losses made by Parent, Acquisition, the Surviving Corporation and the other Indemnitees, and for the reasonable, out-of-pocket costs of the Securityholder Representative (not to exceed in the aggregate Five Hundred Thousand Dollars ($500,000)) incurred in connection with the defense of claims under Article 7 of the Merger Agreement.

       (b)    In the event that Parent wishes to make a claim for Losses under
Article 7 of the Merger Agreement, Parent shall deliver a written notice (a "Notice of Claim") to the Securityholder Representative and the Escrow Agent. The Notice of Claim shall (i) specify in reasonable detail the nature of the claim being made, and (ii) state the aggregate dollar amount of such claim.

       (c) If the Escrow Securityholders wish to object to the allowance of the claim made in a Notice of Claim, the Securityholder Representative on behalf of the Escrow Securityholders must deliver a written objection to the Escrow Agent and Parent within twenty (20) calendar days after receipt of such Notice of Claim by the Securityholder Representative expressing such objection and explaining in reasonable detail and in good faith the basis therefor. Following receipt by Parent of the Escrow Securityholders' written objection, if any, Parent and the Securityholder Representative shall promptly meet to agree on the rights of the respective parties with respect to each of such claims. If the Securityholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such written memorandum and pay out amounts from the Escrow Deposit in accordance with the terms thereof: Any dispute between Parent and the Securityholder Representative on behalf of the Escrow Securityholders shall be resolved in accordance with Section 8.4 and the other applicable provisions of the Merger Agreement.

       (d) If the Securityholder Representative on behalf of the Escrow Securityholders fails to respond to a Notice of Claim within such twenty (20) calendar day period, Parent may offset the aggregate dollar amount of such pending claim as referenced in the Notice(s) of Claim against the Escrow Amount then held in the Escrow Deposit. The Escrow Agent shall pay to Parent or the payee indicated by Parent in wire instructions to be delivered by Parent to Escrow Agent from the Escrow Deposit such amount so offset as referenced in the Notice of Claim. Notwithstanding the foregoing, the Escrow Agent shall not make any payment with respect to any Notice of Claim(s) until the amounts claimed in such Notice of Claim, when aggregated with any amounts claimed in Notices of Claim previously delivered to the Escrow Agent and the Securityholder Representative (or lesser amount if any amount included in a previous Notice of Claim has been reduced pursuant to Section 2(c) of this Agreement), exceed One Million Dollars ($1,000,000) (the "Floor"), after such time all such amounts (including the amount of the Floor) shall be payable in full up to the aggregate Escrow Amount by the Escrow Agent.

                                  CONFIDENTIAL


       (e) Any offset by Parent against the Escrow Amount pursuant to the Merger Agreement or this Agreement shall be borne by the Escrow Securityholders pro rata in accordance with their interest in the aggregate Escrow Amount as set forth on SCHEDULE 1 to this Agreement.

       (f) Any Escrow Amount set aside and held by the Escrow Agent in connection with any claim pending pursuant to this Section 2 shall continue to be held until a final settlement of such claim has been reached (a "Final Determination"), as determined by mutual agreement of Parent and the Securityholder Representative as forwarded in writing to the Escrow Agent or resolved between Parent and Securityholder Representative on behalf of the Escrow Securityholders pursuant to Section 8.4 of the Merger Agreement. Within five (5) business days following receipt by the Escrow Agent of a written agreement executed by the Securityholder Representative and Parent regarding the final settlement or resolution of a Notice of Claim, the Escrow Agent shall, subject to the last sentence of Section 2(d), pay Parent any amount directed to be paid in such written agreement. The remainder of any amount covered by a Notice of Claim not required to be paid to Parent after a Final Determination shall continue to be held in the Escrow Deposit, unless the Final Determination occurs after any distribution to the Escrow Securityholders pursuant to Section 3, in which case such remainder shall be paid to the Escrow Securityholders by check.

       3. RELEASE OF ESCROW DEPOSIT. Within five (5) business days following the first anniversary of the Closing Date, the Escrow Agent shall pay by check to the Escrow Securityholders listed in Schedule 1 so entitled the balance of the Escrow Amount MINUS an amount equal to the aggregate amount of all claims of Parent and the other Indemnitees (as defined in the Merger Agreement) as set forth in the Notice(s) of Claim then pending against the Escrow Securityholders (which shall continue to be held pursuant to Section 2(f)). Any payment to the Escrow Securityholders pursuant to this Section 3 or pursuant to the last sentence of Section 2(f) shall be paid to the Escrow Securityholders pro rata in accordance with their interests in the Escrow Amount as set forth on SCHEDULE 1 hereto.

       4.     INVESTMENT OF ESCROW DEPOSIT.

       (a) The Escrow Agent shall hold the Escrow Amount subject to the terms and conditions of this Agreement. The Escrow Agent shall invest all cash held in the Escrow Deposit in any Permitted Investment (as defined below). The Escrow Agent shall not be liable to any party for any Losses incurred in connection with any investments made by it pursuant to this Section 4.

       (b) All interest or other earnings or income earned with respect to the investment of the Escrow Deposit in accordance with this Section 4 shall be paid by the Escrow Agent on a pro rata basis to the Escrow Securityholders upon release of the amount to be paid pursuant to Section 3 of this Agreement. The Escrow Agent shall have the right to liquidate the Escrow Amount in order to provide funds necessary to make any required payments under this Agreement, and the Escrow Agent shall not be liable for any Losses incurred in connection with such liquidation (except for those Losses arising out of the Escrow Agent's willful misconduct or negligence). For purposes of this Agreement, the term "Permitted Investment" shall mean

                                  CONFIDENTIAL


interest bearing accounts (U.S. Treasury money market accounts) with a financial institution rated A or higher by Standard and Poors and Moodys and having assets in excess of $50 billion and such investments as the Parent and the Securityholder Representative shall jointly direct in writing.

       The Escrow Agent shall have no obligation to invest or reinvest the Escrow Amount if deposited with the Escrow Agent after 11:00 a.m. (E.S.T.) on such day of deposit. Instructions received after 11:00 am. will be treated as if received on the following business day.

       The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release the Escrow Amount pursuant to the terms hereof. Requests (or instructions) received after 11:00 a.m. (E.S.T.) by the Escrow Agent to liquidate the Escrow Amount will be treated as if received on the following business day. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Amount made in accordance with the terms of this Agreement. Any interest or other income received on such investment and reinvestment of the Escrow Amount shall become part of the Escrow Amount. If a selection is not made, the Escrow Amount shall remain uninvested with no liability for interest therein. It is agreed and understood that the Escrow Agent may earn fees associated with the investments outlined above, as set forth in Section 14 and in the attached fee schedule between Parent and the Securityholder Representative on behalf of the Escrow Securityholders and the Escrow Agent.

       5. OWNERSHIP OF ESCROW AMOUNT. The Securityholder Representative on behalf of the Escrow Securityholders shall not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of any of the Escrow Amount (or any interest therein).

       6. DUTIES OF ESCROW AGENT. The Escrow Agent shall treat the Escrow Deposit, including without limitation, the Escrow Amount, with such degree of care as it treats its own similar property. It is agreed that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depository only, and the Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exception set forth in the prior sentence). The Escrow Agent shall not be bound in any way by any of the terms of the Merger Agreement or any other agreement to which Parent, Acquisition, the Company, the Securityholder Representative or the Escrow Securityholders are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not the Merger Agreement or any other agreement has been complied with by Parent, Acquisition, the Company or the Escrow Securityholders or any other party thereto. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall be directed otherwise pursuant to a joint notice from Parent and the Securityholder Representative or pursuant to a Final Determination. This Agreement shall not create any fiduciary duty of the Escrow Agent to Parent, the Surviving Corporation, the

                                  CONFIDENTIAL


Company, the Securityholder Representative or the Escrow Securityholders nor disqualify the Escrow Agent from representing any of such parties in any way (other than as counsel in connection with this Agreement),

       7. RELIANCE BY ESCROW AGENT ON WRITTEN NOTICES. The Escrow Agent may conclusively rely and shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Set forth in SCHEDULE 2 hereto is a list of the names of the persons (together with any persons named in accordance with the next sentence, the "Authorized Officers") authorized to act for Parent under this Agreement. An Assistant Secretary of Parent shall, from time to time, certify to the Escrow Agent the names of any other persons authorized to act for Parent under this Agreement. The Escrow Agent may rely on and shall be authorized and protected in acting or failing to act upon the written, facsimile, or electronically delivered instructions, with respect to any matter relating to the Escrow Agent acting as Escrow Agent, of any Authorized Officers named on SCHEDULE 2 hereto, covered by this Agreement (or supplementing or qualifying any such actions).

       8. RISK TO ESCROW AGENT. None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

       9. INVESTIGATION BY ESCROW AGENT. The Escrow Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

       10. ESCROW AGENT'S EXECUTION OF POWER. The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

       11. SUCCESSOR TO ESCROW AGENT. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

       12. LEGAL PROCEEDINGS. The Escrow Agent shall not be required to institute legal proceedings of any kind.


       13. RESIGNATION OF ESCROW AGENT. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to resign as Escrow Agent hereunder, it may do so by

                                  CONFIDENTIAL


giving prior written notice of such event to Parent, the Surviving Corporation and the Securityholder Representative and thereafter delivering the Escrow Amount to any other escrow agent mutually agreed upon by Parent and the Securityholder Representative as notified to the Escrow Agent in writing, and if no such escrow agent shall be designated by Parent and the Securityholder Representative within sixty (60) calendar days of such written notice, then the Escrow Agent may do so by delivering the Escrow Amount either (a) to any bank or trust company located in the State of California which is willing to act as escrow agent hereunder in its place, or (b) if no such bank or trust company can be retained within a reasonable period after such sixty (60) calendar day period after the delivery by the Escrow Agent of its written notice, to the clerk or other proper officer of a court of competent jurisdiction located within the State of California to the extent permitted by law (any such successor to the Escrow Agent, whether designated by Parent and Securityholder Representative or pursuant to clause (a) or (b) above or otherwise, hereinafter referred to as the "Successor Agent"). Parent and the Securityholder Representative may, at any time after the date hereof, agree in writing to substitute a Successor Agent for the Escrow Agent, whereupon the Escrow Agent shall deliver the Escrow Amount to such Successor Agent. The fees of any Successor Agent shall be borne one-half by Parent and one-half by the Securityholder Representative on behalf of the Escrow Securityholders. Upon delivery of the Escrow Amount to the Successor Agent, (i) the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Amount (except as otherwise provided herein) and (ii) all references herein to the "Escrow Agent" shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Escrow Agent for all purposes of this Agreement.

       14. FEES OF THE ESCROW AGENT. Parent covenants and agrees to pay to the Escrow Agent from time to time, and the Escrow Agent shall be entitled to, the fees and expenses agreed to in writing between Parent and the Escrow Agent, and will further pay or reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The Securityholder Representative shall have no obligation with respect to the foregoing. The obligations of Parent under this
Section 14 to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

       15.    [Intentionally omitted.)

       16. INDEMNIFICATION OF THE ESCROW AGENT. Parent and the Securityholder Representative on behalf of each of the Escrow Securityholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable Tax law with respect to the payment of the Escrow Amount under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any claims, Taxes, additions for late payment, interest, penalties and other expenses (including reasonable attorney's fees and expenses) arising from or in connection with this Agreement, that may be assessed against the Escrow Agent on any such

                                  CONFIDENTIAL


payment or other activities under this Agreement. Parent and the Securityholder Representative on behalf of the Escrow Securityholders undertake to instruct the Escrow Agent in writing or orally with a confirmation in writing with respect to the Escrow Agent's responsibility for withholding and other Taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent and the Securityholder Representative on behalf of the Escrow Securityholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of Taxes, assessments or other governmental charges, including the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental entities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

       17. ESCROW AGENT REPORTING. Notwithstanding anything to the contrary herein, except as required by law, in no event shall the Escrow Agent be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

       18. APPOINTMENT OF SUCCESSOR TO SECURITYHOLDER REPRESENTATIVE. So long as the Securityholder Representative shall at all times be comprised of at least one (1) and no more than three (3) individuals, at any time during the term of this Agreement, holders of a majority in interest of the Escrow Amount can remove and replace one or all of the individuals serving as the Securityholder Representative by written consent by sending notice and a copy of the written consent appointing such new individual or individuals, signed by holders of a majority in interest of the Escrow Amount to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent and the Escrow Agent. Any such new individual shall serve in such capacity subject to the terms and conditions of this Agreement and provide notice to the Escrow Agent of its identity and notice information for the purposes of Section 21. If more than one individual is serving as the Securityholder Representative, such individuals may only take actions jointly.

       19. TERMINATION OF AGREEMENT. Upon disbursement by the Escrow Agent (including any Successor Agent) of all of the Escrow Amount pursuant to the terms of this Agreement, this Agreement shall terminate (PROVIDED that the provisions of Sections 14, 15 and 16 hereof shall survive such termination).

       20. AMENDMENTS AND MODIFICATIONS. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or suppression of this Agreement unless the same shall be in writing and signed by Parent, the Surviving Corporation, the Escrow Agent and the Securityholder Representative, on behalf of the Escrow Securityholders.

       21. Notices. All notices and other communications hereunder shall be in writing and, shall be effective if it *is delivered personally, couriered, telecopied or mailed (United States registered or certified mail, postage prepaid), and shall be deemed to have been duly given (a) when received, if delivered personally, (b) when sent by telecopier upon receipt of

                                  CONFIDENTIAL

confirmation (c) when sent by express courier service (receipt requested) or (d) five calendar (5) days after being so mailed and received, as follows:

      (a)  if to Parent or Acquisition, to:  WITH COPIES TO:
                                             (which shall not constitute notice)

           Intel Corporation                 Gibson, Dunn & Crutcher LLP
           2200 Mission College Boulevard    One Montgomery Street
           Santa Clara, California 95054     Telesis Tower
           Telecopier: (408) 765-1859        San Francisco, CA 94104
           Attention: General Counsel        Telephone: (415) 393-8200
                                             Facsimile: (415) 374-8427
                                             Attention: Kenneth R. Lamb
           and

           Intel Corporation
           2200 Mission College Boulevard
           Santa Clara, California 95054
           Telecopier: (408) 765-1859
           Attention: Treasurer

      (b)  if to the Company, to:            WITH COPIES TO:
                                             (which shall not constitute notice)

           Ipivot, Inc.                      Brobeck, Phleger & Harrison LLP
           12568 Kirkharn Court              550 West C Street
           Poway, California 92064           Suite 1300
           Telecopier: (858) 679-6966        San Diego, California 92101-3532
           Attention: President and Chief    Telephone: (619) 234-1966
           Executive Officer                 Facsimile: (619) 234-3848
                                             Attention: Craig S. Andrews
      (c)  if to the Securityholder
           Representative, to:

           Brett Helm
           Ipivot, Inc.
           12568 Kirkham Court Poway,
           California 92064
           Telecopier: (858) 679-6966

           and

                                  CONFIDENTIAL

           William Stensrud

           Telecopier:
                      --------------

      (d)  if to the Escrow Agent, to

           Citibank, N.A.
           Global Trust and Agency Service
           111 Wall Street; 5th Floor
           New York, New York 10005
           Telecopier: (212) 657-3866
           Attention: Kerry Monaghan
           McDonough

or at such other address as any of the parties to this Agreement may hereafter designate by written notice to the other parties.

       22. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; PROVIDED that Parent may assign its rights and obligations to any affiliate, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

       23. CONSTRUCTION; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

       24. OTHER MISCELLANEOUS PROVISIONS. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                   PARENT

                                   INTEL CORPORATION,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                   Name: [INSERT NAME]
                                   Its:  Vice President and Treasurer

                                   ACQUISITION

                                   WCT ACQUISITION CORPORATION,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                   Name: [INSERT NAME]
                                   Its:  [INSERT TITLE]

                                   COMPANY

                                   IPIVOT, INC.,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                   Name: [INSERT NAME]
                                   Its:  President and Chief Executive Officer

                                   ESCROW AGENT

                                   CITIBANK, N.A.,
                                   as escrow agent

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Its:

                                   SECURITYHOLDER REPRESENTATIVE


                                   --------------------------------------------
                                   Name:  Brett Helm


                                   --------------------------------------------
                                   Name: William Stensrud

                                  CONFIDENTIAL


        [SIGNATURE PAGE TO ESCROW AGREEMENT AMONG INTEL CORPORATION, WCT
         ACQUISITION CORPORATION, IPIVOT, INC., THE ESCROW AGENT AND THE
                          SECURITYHOLDER REPRESENTATIVE]

State of California           )
                              )ss.
                              )

County of__________

On __________, 1999 before me, ____________, a notary public in and for said County and State, personally appeared [INSERT NAME OF SPARTA SIGNATORY], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature(s) on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                   SCHEDULE 1

                             ESCROW SECURITY HOLDERS

                                 (SEE ATTACHED)

                                   SCHEDULE 2

                           AUTHORIZED SIGNATORIES

FOR PARENT:














FOR THE SURVIVING CORPORATION:

                                    EXHIBIT C

                      IRREVOCABLE PROXY AND VOTING AGREEMENT

                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT

       THIS IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of October ___, 1999 (this "Agreement"), is entered into by and between INTEL CORPORATION, a Delaware corporation ("Parent"), on the one hand, and ________ ("Stockholder"), on the other hand.

                              W I T N E S S E T H:

       WHEREAS, concurrently herewith, WCT Acquisition Corporation, an indirect wholly owned subsidiary of Parent ("Acquisition Corporation"), and Ipivot, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Acquisition Corporation will merge with and into the Company, with the Company as the surviving corporation and wholly-owned subsidiary of Parent (the "Merger");

       WHEREAS, Stockholder Beneficially Owns (as defined herein) ________ shares of common stock of the Company ("Company Common Stock"), ________ shares of Series A Preferred Stock of the Company ("Company Preferred A Stock"), and ________ shares of Series B Preferred Stock of the Company ("Company Preferred B Stock") (such shares of Company Common Stock, Company Preferred A Stock and Company Preferred B Stock are collectively referred to herein as the "Shares").

       WHEREAS, as an essential inducement and condition to entering into the Merger Agreement, Parent and Acquisition Corporation have requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

       NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. VOTING AGREEMENT. Stockholder hereby agrees with Parent that, at any meeting of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders, Stockholder shall vote the Shares Beneficially Owned (as defined below) by Stockholder, whether heretofore owned or hereafter acquired, (i) in favor of approval of the Merger, the Merger Agreement and any actions in furtherance of the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach in any respect of any representation, warranty, covenant, agreement or obligation of the

Company under the Merger Agreement; and (iii) against: (A) any Third Party Acquisition (as defined below), (B) any change in the individuals who, as of the date hereof, constitute the Board of Directors of the Company (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and any Third Party (as defined below), (D) a sale, lease, transfer or disposition of any assets of the Company's business outside the ordinary course of business, or any assets that are material to its business whether or not in the ordinary course of business, or a reorganization, recapitalization, dissolution or liquidation of the Company, (E) other than the two-for-one stock split approved by the Board of Directors of the Company on September 29, 1999, any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or bylaws, (F) any other material change in the Company's corporate structure or affecting its business, or (G) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement.

              For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition Corporation or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include, without limitation, ten percent (10%) or more) of the assets of the Company, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition (or any group of acquisitions) by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than five percent (5%) of the annual revenues, net income or assets of the Company, respectively.

              For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean Stockholder's having ownership, control or power to direct the voting with respect to, or otherwise enables Stockholder to legally act with respect to, such securities as contemplated hereby, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities Beneficially Owned by Stockholder shall include securities Beneficially Owned by all other persons with whom Stockholder would constitute a "group" as within the meaning of
Section 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange Act").

       2.     IRREVOCABLE PROXY.

              (a) Stockholder hereby constitutes and appoints Acquisition Corporation, which shall act by and through Cary L. Klafter and Tiffany Doon Silva (each, a "Proxy Holder'), individually or jointly, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company's

       5. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES. Stockholder hereby represents and warrants to Parent as follows:

              (a) OWNERSHIP OF SHARES. Stockholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by Stockholder. Stockholder has voting power with respect to the matters set forth in Section 1 hereof with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

              (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any applicable law or any agreement or any court order to which Stockholder is a party or is subject including, without limitation, any voting agreement or voting trust. this agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

              (c) RESTRICTION ON TRANSFER; PROXIES AND NON-INTERFERENCE. Except as expressly. permitted by this Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

              (d) OTHER POTENTIAL ACQUIRORS. Stockholder (i) shall immediately cease any existing discussions or negotiations, if any, with any persons conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company, or any business combination with the Company; (ii) from and after the date hereof until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, shall not, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing any information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Parent of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

              (e) RELIANCE BY PARENT AND ACQUISITION CORPORATION. Stockholder understands and acknowledges that Parent and Acquisition Corporation are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and performance of Stockholder's of Stockholder's obligations hereunder.

       6. STOP TRANSFER. Stockholder agrees with, and covenants to, Parent that Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

       7. TERMINATION. The proxy granted pursuant to Section 2 hereof and Stockholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Nothing set forth herein shall relieve Stockholder of any liability for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement arising prior to such termination of this Agreement.

       8.     MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

              (b) CERTAIN EVENTS. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to whom legal or beneficial ownership of any Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

              (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent.

              (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

              (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Stockholder:
                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------
                                      Telephone:
                                      Telecopier:
                                      Attention:

with a copy to:                       Ipivot, Inc.
                                      12568 Kirkham Court
                                      Poway, CA 92064
                                      Telecopier: (619) 676-6966
                                      Attention: President and Chief Executive
                                      Officer

If to Parent:                         Intel Corporation
                                      2200 Mission College Blvd.
                                      Santa Clara, CA 95052-8119
                                      Telecopier: (408) 765-6284
                                      Attention: General Counsel
                                              and
                                      Intel Corporation
                                      2200 Mission College Blvd.
                                      Santa Clara, CA 95052-8119
                                      Telecopier: (408) 765-6284
                                      Attention: Treasurer

with a copy to:                       Gibson, Dunn & Crutcher LLP
                                      One Montgomery Street
                                      Telesis Tower
                                      San Francisco, California 94104
                                      Telephone: (415) 393-8200
                                      Telecopier: (415) 374-8427
                                      Attention:  Kenneth R. Lamb, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

              (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

              (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

              (i)    GOVERNING LAW.

                     (1) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF: The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(e) in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                     (2) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                     (3) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(i).

              (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

       IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                                INTEL CORPORATION,
                                                a Delaware corporation

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                STOCKHOLDER:

                                                By:
                                                   ----------------------------
                                                   Name:






                  [SIGNATURE PAGE FOR IPIVOT/INTEL STOCKHOLDER
                     IRREVOCABLE PROXY AND VOTING AGREEMENT]

                                    EXHIBIT D

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                DELAWARE CORPORATIONS CODE TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                     --------------------------------------

                                  EXHIBIT D

                        SECTION 262 OF THE DELAWARE
                          GENERAL CORPORATION LAW
                         DELAWARE CORPORATIONS CODE
                           TITLE 8. CORPORATIONS
                    CHAPTER 1. GENERAL CORPORATION LAW
                  SUBCHAPTER IX. MERGER OR CONSOLIDATION


SECTION 262. APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section.
As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 258,
Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or


                                  Exhibit D-1

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no


                                 Exhibit D-2
record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the


                                Exhibit D-3
certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.







                                Exhibit D-4

                                      EXHIBIT E


                       CORPORATIONS CODE TITLE 1. CORPORATIONS
                         DIVISION 1. GENERAL CORPORATION LAW
                           CHAPTER 13. DISSENTER'S RIGHTS

                                    EXHIBIT E

                                 CORPORATIONS CODE
                               TITLE 1. CORPORATIONS
                         DIVISION 1. GENERAL CORPORATION LAW
                           CHAPTER 13. DISSENTER'S RIGHTS


SECTION 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES;
              CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

              (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

              (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

              (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (O) of
Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and
Section 1301, 1302, 1303, and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

              (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
(A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

              (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
Section 1301.

              (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

              (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS;
              DEMAND FOR PURCHASE; TIME; CONTENTS

              (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

              (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

              (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT;
              UNCERTIFICATED SECURITIES

              Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
              MARKET VALUE; FILING; TIME OF PAYMENT

              (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgements from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

              (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR
              FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

              (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

              (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

              (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.